UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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ALLIANT ENERGY CORPORATION
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EV STATION

Alliant Energy Corporation

Notice of Annual Meeting and Proxy Statement

2021

Alliant Energy®

NOTICE OF 2021 ANNUAL MEETING OF SHAREOWNERS OF ALLIANT ENERGY CORPORATION

DATE:	May 20, 2021
TIME:	9:00 a.m. CDT
www.virtualshareholdermeeting.com/LNT2021
VIRTUAL MEETING ONLY — NO PHYSICAL LOCATION
The virtual Annual Meeting may be accessed at www.virtualshareholdermeeting.com/LNT2021, where you will be able to listen to the meeting live, submit questions and vote online.
AGENDA:
1.    Elect three directors nominated by our Board of Directors to serve on our Board of Directors for terms expiring at the 2024 Annual Meeting of Shareowners
2.    Approve, on an advisory, non-binding basis, the compensation of our named executive officers
3.    Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021
4.     Act upon a shareowner proposal described in the accompanying Proxy Statement, if properly presented
5.    Attend to any other business properly presented at this meeting
RECORD DATE: March 19, 2021
Shareowners of record of our common stock as of the close of business on March 19, 2021 will be entitled to notice of, and to vote at, the Annual Meeting.
PROXY VOTING: YOUR VOTE IS IMPORTANT. Whether or not you plan to participate in the Annual Meeting, please vote promptly.
You may vote your shares by telephone or online. Instructions for voting are on the enclosed proxy card. If you prefer, you may sign and date the enclosed proxy card and return it in the postage-paid envelope.
PARTICIPATING IN THE ANNUAL MEETING:
The 2021 Annual Meeting of Shareowners will be held exclusively online via live webcast. An audio broadcast of the Annual Meeting will also be available by telephone toll-free at (877) 328-2502. Shareowners of record as of the close of business on March 19, 2021, are entitled to participate in and submit questions in writing before and during the Annual Meeting by visiting www.virtualshareholdermeeting.com/LNT2021. To participate in the online Annual Meeting, you will need the 16-digit control number included on your proxy card. The Annual Meeting will begin promptly at 9:00 a.m. CDT Online check-in will begin at 8:30 a.m. CDT. Please allow ample time for the online check-in procedures.
ANNUAL REPORT:
A copy of our Annual Report for the fiscal year ended December 31, 2020 was included with this Notice of 2021 Annual Meeting of Shareowners.
Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to be held on May 20, 2021. The Alliant Energy Corporation Proxy Statement for the 2021 Annual Meeting of Shareowners and the Annual Report for the fiscal year ended December 31, 2020, are available at www.alliantenergy.com/eproxy.
By Order of the Board of Directors,
                    James H. Gallegos
Executive Vice President, General Counsel & Corporate Secretary

Dated, mailed and made available online on or before April 1, 2021.
In accordance with Securities and Exchange Commission rules, a notice containing instructions on how to access this proxy statement and our annual report online was mailed, starting on or about April 1, 2021, and we provided access to our materials online before that date to certain holders of our common stock on the close of business on the record date.

TABLE OF CONTENTS

PROXY SUMMARY

Proxy Summary

This summary highlights information contained in this Proxy Statement. It is only a summary. Please read the entire Proxy Statement and 2020 Annual Report before you vote.

2021 Annual Meeting of Shareowners

Date and Time: May 20, 2021 at 9:00 a.m. CDT

Record Date: March 19, 2021

Place: www.virtualshareholdermeeting.com/LNT2021

Voting Matters		Board Recommendation	Page
1.	Election of Three Director Nominees	FOR all Director Nominees	1
2.	Advisory Vote to Approve Executive Compensation	FOR	60
3.	Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accountants for 2021	FOR	63
4.	Shareowner Proposal Regarding a Report on the Costs and Benefits of Alliant Energy’s Voluntary Climate-Related Activities	AGAINST	64

Vote your proxies today in one of the following methods:

www.proxyvote.com	(800) 690-6903	Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your proxy card must be received by May 19, 2021. 401(k) participants’ cards must be received by May 17, 2021.
Vote your proxy online until 10:59 p.m. CDT on May 19, 2021. 401(k) participants’ votes must be received by May 17, 2021.	Vote your proxy using a touch-tone telephone until 10:59 p.m. CDT on May 19, 2021. 401(k) participants’ votes must be received by May 17, 2021.

If you vote your proxy by online or by telephone, you do NOT need to mail back your proxy card.

See pages 67-72 for directions on voting your proxies and to see how your votes are counted.

ELECTION OF DIRECTORS

Alliant Energy

Board of Directors

SNAPSHOT

Men
67%
Gender diversity
33%
Women

22%
Ethnic diversity

22%
60-65
Under 59
56%
Average age 59
22%
Over 65

Over 7 years
55%
Average tenure 9.1 years
45%
7 years or less

Corporate governance

- Eight out of nine current directors are independent
- Lead independent director with clearly defined and robust responsibilities
- Executive sessions of independent directors held at each regularly scheduled board meeting
- Annual board and committee self-assessments
- Share ownership guidelines based on total annual retainer
- Director resignation policy for directors in uncontested elections that do not receive majority "for" vote

ALLIANT ENERGY | 2021 Proxy Statement | 1

ELECTION OF DIRECTORS

Proposal One—ELECTION OF DIRECTORS
At our annual meeting of shareowners (Annual Meeting), three directors will be elected. The nominees for election are:

• Roger K. Newport	• Dean C. Oestreich	• Carol P. Sanders

Each nominee currently serves on our Board of Directors. If elected as directors, each of the nominees will serve until our Annual Meeting of Shareowners in 2024 or until his or her successor has been duly qualified and elected.
The nominees were selected by the Board of Directors on the recommendation of the Nominating and Governance Committee. The Nominating and Governance Committee is responsible for evaluating nominees for director and director candidates. The committee has criteria to ensure that the specific skills, qualifications and experiences necessary for the effectiveness of the Board of Directors are fully represented on the Board. In addition, the Nominating and Governance Committee strives to create a diverse Board of Directors as measured by the criteria of age, gender, ethnicity, tenure, skills, qualifications and experience. The following charts reflect the skills and qualifications and demographic information that the Board views as important when evaluating director nominees. Each director nominee also contributes other important skills, expertise, experience and personal attributes to the Board that are not reflected in the chart below.

ALLIANT ENERGY | 2021 Proxy Statement | 2

ELECTION OF DIRECTORS
The balance of tenure of our directors promotes experience and stability while also allowing for a broader understanding of the issues that can affect our business. Our more tenured directors provide deep historical perspective of our Company and our industry. Our newer directors provide fresh perspectives and benefit from the knowledge and experience of our more tenured directors. This optimal combination of experience, subject matter expertise and fresh perspectives ensures that our Board is able to provide oversight and guidance that is innovative, balanced and aligned with the Company’s purpose and strategy.
In fulfilling its responsibility to identify qualified candidates for membership on the Board of Directors, the Nominating and Governance Committee also considers, among other factors, the following attributes of candidates:
•    Highest personal and professional ethics, integrity and values
•    Highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest
•    Ability to exercise sound business judgment
•    Independence from any particular constituency and/or ability to represent all of our shareowners and commitment to enhance long-term shareowner value
•    Relevant expertise and experience and the ability to offer advice and guidance to our Chief Executive Officer based on that expertise and experience
•    Sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of our business
Biographies of the director nominees and continuing directors follow. The biographies list the key qualifications, skills and experience of each director nominee and continuing director that led to the Board’s conclusion that the person should serve. Each nominee and continuing director’s age is as of April 1, 2021.
Directors will be elected by a plurality of the votes cast at the meeting (assuming a quorum is present). Consequently, any shares not voted at the meeting, including as a result of broker non-votes, will not be counted as votes cast. The proxies solicited may be voted for a substitute nominee or nominees if any of the nominees is unable to serve, or for good reason will not serve, a contingency the Board of Directors does not currently anticipate.
We are a public utility holding company whose regulated utilities are Interstate Power and Light Company (IPL) and Wisconsin Power and Light Company (WPL). The composition of our Board of Directors is identical to the composition of the Boards of Directors of IPL and WPL.
Additional information regarding the selection process for members of the Board of Directors can be found starting on page 18.

☑	The Board of Directors recommends that you vote FOR the nominees for director.
ALLIANT ENERGY | 2021 Proxy Statement | 3

ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR

Summary: Mr. Newport brings broad experience and leadership in finance and operations of a manufacturing company to our Board. He served as Chief Executive Officer and a Director of AK Steel Holding Corporation from January 2016 until March 2020, when he retired in connection with the acquisition of AK Steel by Cleveland-Cliffs Inc. Prior to that, Mr. Newport served as Executive Vice President, Finance and Chief Financial Officer since May 2015, as Senior Vice President, Finance and Chief Financial Officer since May 2014, and as Vice President, Finance and Chief Financial Officer since May 2012. Prior to that, Mr. Newport served in a variety of other leadership positions since joining AK Steel in 1985, including Vice President-Business Planning and Development, Controller and Chief Accounting Officer, Assistant Treasurer, Investor Relations, Manager-Financial Planning and Analysis and Product Manager. Mr. Newport serves as Chair of the Audit Committee. Mr. Newport has been a Director of IPL and WPL since 2018.

Skills/Qualifications: strategic leadership; financial acumen/literacy; operations; customer perspective; legal and regulatory; human resources/executive compensation; risk management; technology systems/cybersecurity; environmental and safety; diversity.

Roger K. Newport Age: 56 Director since: 2018 Nominated for term expiring in: 2024 Committee memberships: • Audit (Chair) • Executive • Nominating and Governance

Summary: Mr. Oestreich has provided extensive and consistent leadership to the Board. Mr. Oestreich served as a consultant to Pioneer Hi-Bred International, Inc., a developer and supplier of advanced plant genetics and a wholly-owned subsidiary of DuPont Corporation, located in Johnston, Iowa from 2010 to 2013. He is now retired. He previously served as Chair of Pioneer Hi-Bred International, Inc. from 2007 until 2009. Mr. Oestreich also served as Vice President of DuPont Corporation from 2004 through 2009. He previously served as President of Pioneer Hi-Bred International, Inc. from 2004 to 2007. Mr. Oestreich was named to the 2017 National Association of Corporate Directors (NACD) Directorship 100, which honors the most influential boardroom leaders each year. Mr. Oestreich has served as a Director of IPL and WPL since 2005.

Skills and Qualifications: strategic leadership; financial acumen/literacy; operations; customer perspective; legal and regulatory; human resources/executive compensation; risk management; technology systems/cybersecurity; environmental and safety.

Dean C. Oestreich Age: 69 Director since: 2005 Nominated for term expiring in: 2024 Committee memberships: • Compensation and Personnel • Nominating and Governance

ALLIANT ENERGY | 2021 Proxy Statement | 4

ELECTION OF DIRECTORS

Summary: Ms. Sanders is our Lead Independent Director. She has been the President of Carol P. Sanders Consulting LLC since 2015, a business consulting firm serving insurance and technology clients. She served as the Executive Vice President, Chief Financial Officer and Treasurer of Sentry Insurance, a Mutual Company, located in Stevens Point, Wisconsin from 2013 to 2015. Previously, she served as the Executive Vice President and Chief Operating Officer of Jewelers Mutual Insurance Company from 2012 until 2013, where she also served as Senior Vice President, Chief Financial Officer and Treasurer from 2011 until 2012 and as Chief Financial Officer from 2004 until 2011. Before that, Ms. Sanders served as Controller and Assistant Treasurer of Sentry Insurance from 2001 to 2004. She has served on the Boards of Directors of RenaissanceRE Holdings Ltd., a global provider of reinsurance and insurance since 2016, and First Business Financial Services, Inc., a Wisconsin-based bank holding company since 2016. Ms. Sanders serves as Chair of the Nominating and Governance Committee. She has served as a Director of IPL and WPL since 2005.

Skills and Qualifications: strategic leadership; financial acumen/literacy; operations; legal and regulatory; human resources/executive compensation; risk management.

Carol P. Sanders Age: 54 Director since: 2005 Nominated for term expiring in: 2024 Lead Independent Director Committee memberships: • Audit • Executive • Nominating and Governance (Chair)

ALLIANT ENERGY | 2021 Proxy Statement | 5

ELECTION OF DIRECTORS
CONTINUING DIRECTORS

Summary: Mr. Allen’s extensive experience in financial leadership is instrumental to the Board. Mr. Allen served as Chief Financial Officer at Collins Aerospace since 2018 prior to retiring in 2020. He served as Senior Vice President and Chief Financial Officer at Rockwell Collins, Inc. in Cedar Rapids, Iowa, leading the company’s finance activities, including financial planning, accounting, treasury, audit, and tax from 2005 to 2018. Mr. Allen previously served in various financial officer positions at Rockwell Collins and its subsidiaries since 2001. Before joining Rockwell Collins, he served in various roles at Rockwell International, including Vice President and Treasurer, Vice President of Financial Planning, and Assistant Controller. He worked for six years as an auditor at Deloitte & Touche and has passed the certified public accountancy examination. Mr. Allen has been a Director of IPL and WPL since 2011.

Skills and Qualifications: strategic leadership; financial acumen/literacy; legal and regulatory; risk management; technology systems/cybersecurity; environmental and safety; diversity.

Patrick E. Allen Age: 56 Director since: 2011 Term expires in: 2023 Committee memberships: • Audit • Compensation and Personnel

Summary: Mr. Garcia’s extensive operational leadership in heavy industrial industries brings valuable insight to our Board. Mr. Garcia was President of the Pulp and Paper Division of Domtar Corporation from April 2014 to January 2021. The Division designs, manufactures, markets and distributes a wide variety of fiber-based products including communication papers, specialty and packaging papers and market pulp. Prior to joining Domtar, Mr. Garcia was the Chief Executive Officer at EVRAZ Highveld Steel & Vanadium Co. in South Africa. Mr. Garcia has more than 25 years of international management experience in paper, steel, and aluminum manufacturing and marketing. He has been a Director of IPL and WPL since 2020.

Skills and Qualifications: strategic leadership; financial acumen/literacy; operations; customer perspective; legal and regulatory; human resources/executive compensation; risk management; technology systems/cybersecurity; environmental and safety; diversity.

Michael D. Garcia Age: 56 Director since: 2020 Term expires in: 2023 Committee memberships: • Compensation and Personnel • Operations

ALLIANT ENERGY | 2021 Proxy Statement | 6

ELECTION OF DIRECTORS

Summary: Mr. Larsen brings an extensive knowledge of the utility business to our Board. He currently serves as Chair of the Board, President and Chief Executive Officer of Alliant Energy. He has served in this role since July 2019. He is also Chair of the Board of IPL and WPL, and has served as Chief Executive Officer of IPL and WPL since January 2019. Mr. Larsen previously served as President and Chief Operating Officer of Alliant Energy since January 2019, President of Alliant Energy since January 2018, Senior Vice President of Alliant Energy from 2014 to 2017, Senior Vice President of IPL from 2014 to 2018, and as Senior Vice President-Generation of Alliant Energy and IPL from 2010 to 2014. He served as President of WPL from 2010 to 2018. Mr. Larsen joined Alliant Energy in 1988 as an engineer and held engineering, energy delivery and generation roles of increasing importance with the Company. He has been a Director of IPL and WPL since 2019.

Skills and Qualifications: strategic leadership; financial acumen/literacy; operations; customer perspective; legal and regulatory; human resources/executive compensation; risk management; technology systems/cybersecurity; environmental and safety; diversity.

John O. Larsen Age: 57 Director since: 2019 Term expires in: 2022 Chair of the Board Committee memberships: • Equity Awards • Executive (non-voting Chair)

Summary: Ms. McAllister brings significant expertise to the Board in the areas of government relations and public policy law. Since 2014, Ms. McAllister has served as Of Counsel at the law firm of Husch Blackwell in Washington, D.C. and is a senior advisor at Husch Blackwell Strategies, where she provides lobbying and government affairs counseling. Before joining Husch Blackwell, she served as a partner in the law firms of Williams and Mullen from 2012 to 2014, Blank Rome LLP from 2010 to 2012 and LeClair & Ryan LLP from 2007 to 2010. Ms. McAllister has held positions as General Counsel for the United States Agency for International Development and Senior Counsel to the U.S. House of Representatives Committee on the Budget, and was appointed as Secretary to the Commonwealth of Virginia State Board of Elections in 2015. She has served on the Boards of Directors of Anterix, Inc., a wireless telecommunications company, since 2018, and Chart Industries, Inc., a diversified global manufacturer of highly engineered equipment, packaged solutions and value-add services used throughout the gas to liquid cycle, since 2019. Ms. McAllister has been a Director of IPL and WPL since 2001.

Skills and Qualifications: strategic leadership; legal and regulatory; human resources/executive compensation; diversity.

Singleton B. McAllister Age: 69 Director since: 2001 Term expires in: 2023 Committee memberships: • Nominating and Governance • Operations

ALLIANT ENERGY | 2021 Proxy Statement | 7

ELECTION OF DIRECTORS

Summary: Mr. O’Toole’s qualifications to serve on the Board include his strong experience in revenue strategy, customer strategy, data-driven business and digital commerce. Since 2020, Mr. O’Toole has been Associate Dean, Executive Education at the Kellogg School of Management of Northwestern University. Since September 2018, Mr. O’Toole has been Executive Director of the Program for Data Analytics and Clinical Professor of Marketing at the Kellogg School of Management of Northwestern University. From 2016 to 2018, he served as Senior Fellow and Clinical Professor of Marketing at the Kellogg School. He is the principal of O’Toole Associates, LLC, through which he serves as a Senior Advisor with McKinsey & Co., a global management consulting firm. Until his retirement in late 2016, Mr. O’Toole was Chief Marketing Officer, Senior Vice President and President, MileagePlus of United Continental Holdings, Inc., a global air carrier. He joined United in 2010 as Chief Marketing Officer and Senior Vice President and held positions with United as Senior Vice President, Marketing and Loyalty and President, MileagePlus from 2012 to 2014, Chief Operating Officer, MileagePlus from 2010 to 2012, and Chief Marketing Officer in 2010. Before joining United, Mr. O’Toole held leadership roles for over 13 years with Hyatt Hotels Corporation, including as Chief Marketing Officer and Chief Information Officer. He has served on the Boards of Directors of LSC Communications, Inc., a print, print-related services and office products company, since 2016, and Extended Stay America Inc., a hotel owner and operator, since 2017. Mr. O’Toole serves as the Chair of the Operations Committee. He has served as a Director of IPL and WPL since 2015.

Skills and Qualifications: strategic leadership; financial acumen/literacy; operations; customer perspective; technology systems/cybersecurity; diversity.

Thomas F. O’Toole Age: 63 Director since: 2015 Term expires in: 2022 Committee memberships: • Compensation and Personnel • Executive • Operations (Chair)

Summary: Ms. Whiting’s extensive background in consumer analytics, global information services, marketing and media experience provides a uniquely customer-focused perspective to the Board. In 2014, Ms. Whiting retired as Vice Chair of Nielsen, N.V., a global provider of information into what consumers watch and purchase. In her 35-year career with Nielsen, she held numerous executive positions including President, Chief Operating Officer, Chief Executive Officer and Chair of Nielsen Media Research, as well as Executive Vice President. As Vice Chair, she led global initiatives related to client relations, communications, marketing, public and government affairs, corporate social responsibility and diversity for the company. She has served on the Board of Directors of Kemper Corporation, a diversified insurance holding company, since 2017. Ms. Whiting serves as Chair of the Compensation and Personnel Committee. She has served as a Director of IPL and WPL since 2013.

Skills and Qualifications: strategic leadership; financial acumen/literacy; operations; customer perspective; legal and regulatory; human resources/executive compensation; risk management; technology systems/cybersecurity; diversity.

Susan D. Whiting Age: 64 Director since: 2013 Term expires in: 2023 Committee memberships: • Compensation and Personnel (Chair) • Executive • Operations

ALLIANT ENERGY | 2021 Proxy Statement | 8

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE
Corporate Purpose and Values
Our purpose at Alliant Energy is to serve customers and build strong communities. With our purpose, our Values are the foundation of our culture, guide our actions, and describe how we accomplish our strategy.
ALLIANT ENERGY | 2021 Proxy Statement | 9

CORPORATE GOVERNANCE
Ethical and Legal Compliance Policy
Our Board of Directors has adopted a Code of Conduct that serves as our code of ethics. We created our Code of Conduct to define our standards for workplace behavior and to provide guidance on what to do when faced with a difficult situation. These guidelines apply to all employees, at every level, including our Chief Executive Officer (CEO), Chief Financial Officer (CFO), and Chief Accounting Officer, as well as the members of our Board of Directors. The expectations laid out in the Code of Conduct are quite simple: make good choices and live our Values. Find our Code of Conduct at www.alliantenergy.com/investors under the Corporate Governance link. To comply with the disclosure requirements under Item 5.05 of Form 8-K, we will post any new amendments to, or waivers from our Code of Conduct here throughout the year.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that outline how Directors can represent investor interests and oversee how the Company in fulfills its purpose. The Guidelines, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board. Our Corporate Governance Guidelines are posted at www.alliantenergy.com/investors under the Corporate Governance link.
Director Independence
Our Corporate Governance Guidelines provide that at least 75% of the members of the Board of Directors must be independent directors under the applicable rules of The Nasdaq Stock Market LLC (Nasdaq). The Audit, Compensation and Personnel, and Nominating and Governance Committees must be composed only of independent directors.
The Board of Directors evaluates directors’ independence under the applicable Nasdaq rules, including the categorical standards of independence provided by Nasdaq rules.
The Board of Directors also considers certain other factors to determine a director’s independence. During 2020, Mr. Allen served as an executive officer of a company that is a customer of IPL; Mr. Garcia served as an executive officer of a company that is a customer of WPL; and Mr. O’Toole served as a director of a company that is a customer of WPL. These customer relationships do not constitute a material relationship under the Nasdaq rules cited above or the Securities and Exchange Commission (SEC) rules governing related-person transactions discussed below. However, the relationships were evaluated under the applicable Nasdaq rules and applicable SEC rules. The Board of Directors determined that the relationships did not impair the independence of Mr. Allen, Mr. Garcia or Mr. O’Toole.
The Board of Directors adopted resolutions that affirm that each of Mr. Allen, Mr. Garcia, Ms. McAllister, Mr. Newport, Mr. O’Toole, Mr. Oestreich, Ms. Sanders, Ms. Whiting, and Ms. Evanko while she was a member of the Board of Directors, has no material relationship with the Company that would impair his or her independent judgment as a director and, therefore, is independent in accordance with Nasdaq rules.
Majority Voting in Uncontested Director Elections
Under our Corporate Governance Guidelines, if a director nominee in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected) receives more WITHHELD votes than FOR votes, the director nominee is required to offer his or her resignation to the Chair of the Board of Directors following certification of the shareowner vote. The Nominating and Governance Committee shall consider such resignation and make a recommendation to the Board whether to accept or reject the tendered resignation, or whether other action should be taken. The Board shall act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation and all other factors deemed relevant, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation within 90 days from the date of final certification of the shareowner vote. The director who has tendered a resignation pursuant to this provision shall not participate in the Nominating and Governance Committee’s or the Board’s deliberations or decision with respect to the tendered resignation.
Attendance and Performance Evaluations
Our Board of Directors held eight joint (Alliant Energy, IPL and WPL) Board meetings in 2020. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and Board committees on which he or she served during his or her tenure on the Board.
The Board of Directors and each Board committee conduct performance evaluations annually to determine their effectiveness and suggest improvements. In addition, the Compensation and Personnel Committee evaluates the performance of the CEO on an annual basis.

ALLIANT ENERGY | 2021 Proxy Statement | 10

CORPORATE GOVERNANCE
Members of our Board of Directors are expected to attend our Annual Meeting of Shareowners. All members of our Board of Directors were present for our 2020 Annual Meeting.
Related-Person Transactions
We have adopted a written policy regarding related-person transactions. The policy provides that we will annually disclose information regarding related-person transactions as required by regulations of the SEC to be disclosed, or incorporated by reference, in our Annual Report on Form 10-K. For purposes of the policy “related-person” means any of our directors or executive officers, nominees for director and any member of the immediate family of such person.
A related-person transaction is generally a transaction in which: (1) we are a participant; (2) the amount involved exceeds $120,000; and (3) a related-person has a direct or indirect material interest. A related-person transaction does not include:
•    The payment of compensation by us to our executive officers, directors or nominees for director
•    A transaction in which the interest of the related-person arises solely from the ownership of our shares and all shareowners receive the same benefit on a pro-rata basis
•    A transaction in which the rates or charges involved are determined by competitive bids, or that involves the rendering of services as a common or contract carrier or public utility at rates or charges fixed and in conformity with law or governmental authority
•    A transaction that involves services as a bank, transfer agent, registrar, trustee under a trust indenture, or similar services
Furthermore, a related-person is not deemed to have a material interest in a transaction if the person’s interest arises only:
•From the person’s position as a director of another party to the transaction
•From the ownership by such person and all other related-persons, in the aggregate, of less than a 10% equity interest in another entity (other than a partnership) that is a party to the transaction
•From such person’s position as a limited partner in a partnership in which such person and other related-persons have an interest of less than 10%, and the person is not a general partner of, and does not hold another position in, the partnership
•From both such director position and ownership interest
Pursuant to the policy, each of our executive officers, directors and nominees for director is required to disclose to the Nominating and Governance Committee certain information regarding related-person transactions for review, approval or ratification by the committee. If possible, they should disclose the related-person transaction to the committee before the related-person transaction occurs. In any event, they must disclose the transaction as soon as practicable after the transaction is effected or they become aware it.
The Nominating and Governance Committee will decide whether to approve or ratify the related-person transaction based on whether the transaction is contrary to the best interests of the Company. The committee may take into account the effect of a director’s related-person transaction on such person’s status as an independent member of our Board of Directors and eligibility to serve on Board committees under SEC and Nasdaq rules.
We had no related-person transactions since the beginning of 2020, and no related-person transactions are currently proposed.
Risk Oversight
Our Corporate Governance Guidelines provide that the Board of Directors is responsible for overseeing and understanding our purpose, vision and mission, strategic plans, overall corporate risk profile, risk parameters, annual operating plans and annual budgets, and for monitoring whether these plans are being implemented effectively. We utilize an enterprise risk management program designed to identify, communicate and manage significant risks in a structured framework. The Audit Committee oversees the Company’s enterprise risk management program. It annually reviews an extensive risk inventory, which identifies enterprise risks by category, assigns values and includes rankings to identify top risks, and includes management mitigation plans. The process also identifies management oversight assignments, internal audit coverage where applicable and board/committee oversight responsibilities.

ALLIANT ENERGY | 2021 Proxy Statement | 11

CORPORATE GOVERNANCE
The process assigns oversight of certain risks to the Board of Directors or certain Board committees. Certain risks are assigned as follows.

Board of Directors Cybersecurity Regulatory	Nominating and Governance Committee Corporate Governance Corporate Environmental and Social Responsibility	Compensation and Personnel Committee Compensation and Executive Benefit Plans Workforce Corporate Culture
Audit Committee

Financial Performance and Reporting
Compliance with Regulatory Orders, Financial and HR Regulations
Code of Conduct
Tax Reform
Counterparty Credit
Customer Cost
Insurable Events
Company Credit
External Financings
Vendor Management

Operations Committee

Safety
Environmental Compliance
Customer Satisfaction
Construction (including renewable projects)
Operations
Sales
Physical Security
Physical Assets
Price and Volume of Commodities, Materials and Supplies

Significant operational risks are the subject of regularly scheduled reports to the full Board of Directors or the appropriate Board committee. Senior management provides updates to the Board on information technology risks, including cybersecurity risks, at least twice per year.
The Compensation and Personnel Committee conducted an assessment of our compensation policies and practices in 2020. The result of this assessment is described in further detail under “Compensation and Personnel Committee Risk Assessment” in the Compensation Discussion and Analysis.
Environmental, Social and Governance Oversight
We recognize the importance that sustainability matters have on our operations, including environmental, social and governance (ESG) matters. These matters are represented by our Company Values to Act for tomorrow, Make things better and Care for others. The Nominating and Governance Committee is responsible for general oversight of ESG issues, including review and approval of our annual Corporate Responsibility Report. The committee oversees the
Company’s progress on important ESG topics, which include a broad range of issues handled by various committees. The Board of Directors and Board committees have ESG responsibilities as follows.

Board of Directors Purpose, Mission and Strategy Cyber and Physical Security Public Policy Engagement	Nominating and Governance Committee ESG Oversight Board and Management Quality Board Structure Ownership and Shareowner Rights Corporate Responsibility Report	Nominating and Governance Committee Remuneration and ESG Performance Metrics Diversity, Equity and Inclusion Workforce Environment Corporate Culture Workforce Development
Audit Committee Audit and Financial Reporting Enterprise Risk Management Code of Conduct Conflict of Interest Business Ethics
Operations Committee

Climate Change Risks
Greenhouse Gas Emissions
Land Use and Biodiversity
Energy Portfolio Diversity
Emissions and Waste
Community Relations
Customer Engagement
Safety and Health
Supply Chain Standards
Energy Reliability and Resiliency

ALLIANT ENERGY | 2021 Proxy Statement | 12

CORPORATE GOVERNANCE
Shareowner Outreach
In 2020, we reached out to holders of approximately 50% of our outstanding shares, and held discussions with those who agreed to meet. Our outreach meetings generally included: discussions about composition of our Board of Directors; our strategy; ESG and sustainability issues; enhanced disclosures, including use of the Task Force on Climate-related Financial Disclosures and Sustainability Accounting Standards Board frameworks in the Corporate Responsibility Report; executive compensation matters, including setting metrics and the use of ESG metrics in incentive plans; diversity, equity and inclusion matters; governance matters; and our response to the COVID-19 pandemic. The Lead Independent Director, CEO, CFO, Vice President and Treasurer, and members of the Corporate Secretary, Legal and Investor Relations departments participated in a number of these discussions. Shareowner feedback and suggestions that we received were reported to the Board of Directors or relevant Board committee for consideration.
In addition, our top managers, including the CEO and CFO, regularly participate in investor and industry conferences throughout the year to discuss performance and share perspectives on Company and industry developments. We also offer channels for shareowners to contact the Board of Directors with any inquiry or issue.
Communication with Directors
Shareowners and other interested parties may communicate with the full Board of Directors, non-employee directors as a group, or individual directors (including the Lead Independent Director) by writing to our Corporate Secretary, who will post such communication directly to our Board of Directors’ confidential web portal.
Board of Directors Leadership Structure
Our Bylaws and our Corporate Governance Guidelines provide that the Board of Directors is responsible for selecting a Chair of the Board of Directors and a CEO. The Board regularly reviews the leadership structure. The board has determined that combining the roles of Chair and CEO continues to foster clear accountability and decision-making, and promote a consistent and accurate message to our investors, employees, customers and other constituencies. Under our Corporate Governance Guidelines, the Chair of the Nominating and Governance Committee is designated the Lead Independent Director when the positions of Chair of the Board and CEO are held by the same person.
Lead Independent Director
As the Chair of the Nominating and Governance Committee, Ms. Sanders is currently designated as the Lead Independent Director. The Lead Independent Director is recognized by management and the Board of Directors as a key position of leadership within the Board of Directors. Our Corporate Governance Guidelines provide that the Lead Independent Director will preside at regular executive sessions of the Board of Directors, without management participation, though our Corporate Governance Guidelines do not grant the Lead Independent Director any special authority over management. Our Lead Independent Director’s role also encompasses additional Board governance responsibilities.

Lead Independent Director Roles
• Communicating applicable information from executive session deliberations to the Chair and CEO
• Reviewing with the Chair and CEO items of importance for consideration by the Board of Directors
• Acting as principal liaison between the independent directors and the Chair and CEO on sensitive issues
• Discussing with the Chair and CEO important issues to assess and evaluate views of the Board of Directors
• Consulting with any or all of our independent directors at the discretion of either party and with or without the attendance of the Chair and CEO
• In conjunction with the Nominating and Governance Committee, recommending to the Chair and CEO the membership of the various Board committees and selection of the Board committee chairs
• In conjunction with the Nominating and Governance Committee, interviewing all director candidates and making recommendations to the Board of Directors on director nominees
• Mentoring and counseling new members of the Board of Directors to assist them in becoming active and effective directors
• In conjunction with the Nominating and Governance Committee, reviewing and approving the philosophy of, and program for, compensation of the independent directors
• Meeting with the CEO to discuss the CEO performance evaluation
ALLIANT ENERGY | 2021 Proxy Statement | 13

CORPORATE GOVERNANCE
We believe that the use of a Lead Independent Director has been effective for us and has greatly facilitated communication of important issues between the Board of Directors and the CEO.
Executive Sessions
The independent directors meet in executive session with no member of our management present at every regular meeting of the Board of Directors.
ALLIANT ENERGY | 2021 Proxy Statement | 14

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has five standing committees: (1) Audit; (2) Compensation and Personnel; (3) Nominating and Governance; (4) Operations; and (5) Executive. The Board of Directors has adopted formal written charters for each of the standing committees, which are posted at www.alliantenergy.com/investors under the Corporate Governance link. The Board of Directors also has established an Equity Awards Committee, which has the authority to approve certain limited equity issuances to employees other than executive officers. Directors serve on the following standing committees:

	Audit	Compensation and Personnel	Nominating and Governance	Operations	Executive
Patrick E. Allen	✓	✓
Michael D. Garcia		✓		✓
John O. Larsen					C*
Singleton B. McAllister			✓	✓
Roger K. Newport	C		✓		✓
Dean C. Oestreich		✓	✓
Thomas F. O’Toole		✓		C	✓
Carol P. Sanders	✓		C		✓
Susan D. Whiting		C		✓	✓
C = Committee Chair        C* = Non-Voting Committee Chair        ✓= Member

Each committee is described below. The committees of the Board of Directors of IPL and WPL, including the composition and independence of the committees, are identical to the committees of the Company’s Board of Directors. The term “joint meetings” in the following descriptions refers to meetings of the Company, IPL and WPL. Except as otherwise noted, all meetings were held jointly.
ALLIANT ENERGY | 2021 Proxy Statement | 15

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee
Members	Roger K. Newport, Chair Patrick E. Allen Carol P. Sanders
Independence and Financial Expertise
All members are independent as required by applicable SEC and Nasdaq rules.
The Board of Directors has determined that Mr. Newport, Mr. Allen and Ms. Sanders are audit committee financial experts and are financially literate within the meaning of Nasdaq rules.

Meetings	The committee held seven meetings in 2020.
Charter	The committee charter is posted at www.alliantenergy.com/investors under the Corporate Governance link.
Responsibilities	The primary responsibilities of the Audit Committee are:
	•	Engaging and overseeing the Company’s independent auditors (taking into account the vote on shareowner ratification), considering the qualifications, performance and independence of the independent auditors, periodically reviewing and evaluating the lead audit partner of the independent auditors and periodically considering whether to rotate the independent auditors
	•	Pre-approving all audit engagement services and permitted non-audit services to be performed by the independent auditors
	•	Reporting to the Board of Directors on the quality and integrity of the Company’s financial statements and its related internal controls over financial reporting, and reviewing with management and the independent auditors: (1) the Company’s annual and quarterly financial statements and other financial disclosures, including earnings press releases and earnings guidance; and (2) major issues as to the adequacy of the Company’s internal control over financial reporting
	•	Reviewing with the independent auditors and the Company’s internal auditors the overall scope and plans for their respective audits
	•	Preparing the Report of the Audit Committee for inclusion in the Company’s proxy statement
	•	Reviewing and assessing the guidelines and policies governing the Company’s risk management processes, the Company’s major financial risk exposures and actions taken to monitor and control such risk exposures
	•	Overseeing compliance and ethical standards adopted by the Company
	•	Reviewing the status of the Company’s compliance with laws, regulations and internal procedures, and monitoring contingent liabilities and risks that may be material to the Company
	•	Establishing procedures for the Company to receive, retain and respond to the confidential, anonymous submission of concerns regarding accounting and auditing matters or other federal securities law matters
Additional information on oversight roles and responsibilities of the Audit Committee is provided on page 12.
ALLIANT ENERGY | 2021 Proxy Statement | 16

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Compensation and Personnel Committee
Members	Susan D. Whiting, Chair Patrick E. Allen Michael D. Garcia Dean C. Oestreich Thomas F. O’Toole
Independence	All members are independent as required by applicable SEC and Nasdaq rules.
Meetings	The committee held eight meetings in 2020.
Charter	The committee charter is posted at www.alliantenergy.com/investors under the Corporate Governance link.
Responsibilities	The primary responsibilities of the Compensation and Personnel Committee are:
	•	Overseeing compensation philosophy and policies relating to compensation of the Company’s executive officers
	•	Setting corporate goals and objectives relevant to CEO and executive compensation and evaluating the CEO’s performance compared to those goals
	•	Determining and approving the CEO’s compensation and benefits based on the CEO’s performance
	•	Reviewing the recommendations of the CEO with regard to the compensation of the other executive officers and approving such compensation
	•	Reviewing and approving stock ownership guidelines
	•	Overseeing the general health of the Company’s working environment and how the Company is addressing any related trends
	•	Reviewing the Compensation Discussion and Analysis and producing a Compensation and Personnel Committee Report for inclusion in the Company’s proxy statement
	•	Evaluating its relationship with any compensation consultant for any conflicts of interest and assessing the independence of any of its legal, compensation or other external advisors
Additional information on the roles and responsibilities of the Compensation and Personnel Committee is provided on page 12 and in the Compensation Discussion and Analysis beginning on page 24.
Compensation Advisor
The Compensation and Personnel Committee has engaged Pay Governance LLC as its independent external advisor to analyze the competitive level of executive compensation and provide information regarding executive compensation trends. The committee reviewed its relationship with Pay Governance and considered Pay Governance’s independence and the existence of potential conflicts of interest. The committee determined that the engagement of Pay Governance did not raise any conflict of interest or other issues that would adversely impact Pay Governance’s independence. In reaching this conclusion, the committee considered various factors, including:
•Whether Pay Governance and its advisors provide other services to us
•The amount of fees we pay to Pay Governance as a percentage of Pay Governance’s total revenues
•The policies and procedures that Pay Governance has implemented to prevent conflicts of interest
•Any business or personal relationship of an individual Pay Governance advisor working with us or with a member of the committee
•Any of our stock owned by the individual Pay Governance advisor working with us
•Any business or personal relationships between our executive officers and Pay Governance or the Pay Governance advisor working with us
ALLIANT ENERGY | 2021 Proxy Statement | 17

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
Delegation
The Board of Directors has delegated to the Equity Awards Committee authority to approve certain limited equity issuances to employees other than executive officers. Mr. Larsen is the sole member of this committee.
Compensation and Personnel Committee Interlocks and Insider Participation
No person who served as a member of the Compensation and Personnel Committee during 2020: (a) served as one of our officers or employees or (b) has any relationship requiring disclosure as a related-person transaction under Item 404 of the SEC’s Regulation S-K. None of our executive officers serves as a member of the Board of Directors or compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or our Compensation and Personnel Committee.

Nominating and Governance Committee
Members	Carol P. Sanders, Chair Singleton B. McAllister Roger K. Newport Dean C. Oestreich
Independence	All members are independent as required by applicable SEC and Nasdaq rules.
Meetings	The committee held seven meetings in 2020.
Charter	The committee charter is posted at www.alliantenergy.com/investors under the Corporate Governance link.
Responsibilities	The primary responsibilities of the Nominating and Governance Committee are:
	•	Developing criteria and qualifications, including independence standards, for selecting director candidates and identifying qualified candidates for membership on the Board of Directors and Board committees
	•	Making recommendations to the Board of Directors concerning the composition, size, structure and activities of the Board of Directors and Board committees
	•	Assessing and reporting to the Board of Directors on the performance and effectiveness of the Board of Directors and Board committees
	•	Ensuring that directors receive continuing director education
	•	Reviewing and determining whether to approve or ratify any related-person transactions
	•	Reviewing and making recommendations to the Board of Directors with respect to director compensation and benefits
	•	Developing and recommending to the Board of Directors Corporate Governance Guidelines and other corporate governance policies and practices
	•	Overseeing ESG initiatives, including approving the Corporate Responsibility Report
	•	Overseeing the political engagement activity of the Company
	•	Reviewing and making recommendations to the Board regarding shareowner proposals, working with other committees as appropriate
	•	Reviewing and recommending to the Board of Directors succession plans for the Company’s CEO
Additional information on oversight roles and responsibilities of the Nominating and Governance Committee is provided on page 12.
The Nominating and Governance Committee is responsible for evaluating nominees for director and director candidates. The considerations used by the committee to identify qualified candidates for membership on the Board is described starting on page 1.
In addition, the Nominating and Governance Committee maintains a file of potential director nominees, which is reviewed when we search for a new director. The committee has also engaged a national consulting firm to perform searches for director candidates who meet the current needs of the Board. We pay a fee to consulting firms that assist in our search.

ALLIANT ENERGY | 2021 Proxy Statement | 18

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
The Nominating and Governance Committee will consider recommendations for director nominees made by shareowners and evaluate them using the same criteria as for other candidates. Recommendations received from shareowners are reviewed by the Chair of the committee to determine whether each candidate meets the minimum membership criteria set forth in the Corporate Governance Guidelines and, if so, whether the recommended candidate’s expertise and particular set of skills and background fit the current needs of the Board of Directors. Any shareowner recommendation must be sent to the Corporate Secretary of Alliant Energy at 4902 North Biltmore Lane, Madison, Wisconsin 53718 and must include biographical information. Shareowners wishing to nominate director candidates directly for consideration by shareowners must write to our Corporate Secretary in a timely manner as specified in our Bylaws.
Board of Directors Diversity
Diversity is a component of our Value of Care for others. We strive to create a workplace in which people of diverse backgrounds, talents and perspectives support our mission. The Nominating and Governance Committee seeks a Board of Directors with diverse opinions, perspectives and backgrounds. We believe we have been effective in assembling a diverse body of individuals as measured by the criteria of age, gender, ethnicity, tenure, skills, qualifications and experience specified in our Corporate Governance Guidelines as shown in the charts on page 2. Approximately forty-five percent of our directors are women or ethnically diverse individuals.

Operations Committee
Members	Thomas F. O’Toole, Chair Michael D. Garcia Singleton B. McAllister Susan D. Whiting
Independence	All members are independent as defined by the Nasdaq rules.
Meetings	The committee held seven meetings in 2020.
Charter	The committee charter is posted at www.alliantenergy.com/investors under the Corporate Governance link.
Responsibilities	The primary responsibilities of the Operations Committee are:
• Reviewing and overseeing environmental policy and planning issues
• Reviewing and overseeing safety issues and policies
• Reviewing and monitoring issues of strategic importance related to the Company’s operations such as reliability, quality of service, customer care and customer satisfaction
• Reviewing and assessing risk in relation to the Company’s operations
• Reviewing and monitoring issues with significant impact on the utility capital budgets and energy resource adequacy
Additional information on oversight roles and responsibilities of the Operations Committee is provided on page 12.

Executive Committee
Members	John O. Larsen, Chair (non-voting) Roger K. Newport Thomas F. O’Toole Carol P. Sanders Susan D. Whiting
Independence	All members except Mr. Larsen are independent as defined by the Nasdaq rules.
Meetings	The committee did not meet in 2020.
Charter	The committee charter is posted at www.alliantenergy.com/investors under the Corporate Governance link.
Responsibilities	The Executive Committee possesses all the power and authority of the Board of Directors when the Board is not in session.
ALLIANT ENERGY | 2021 Proxy Statement | 19

DIRECTOR COMPENSATION
2020 DIRECTOR COMPENSATION
The following table summarizes the compensation paid to, or earned by, our non-employee directors during 2020.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Patrick E. Allen	$257,500	$0	$0	$257,500
Jillian C. Evanko	$250,000	$171	$0	$250,171
Michael D. Garcia	$245,000	$0	$0	$245,000
Singleton B. McAllister	$245,000	$761	$0	$245,761
Roger K. Newport	$257,500	$0	$3,500	$261,000
Dean C. Oestreich	$245,000	$13,961	$0	$258,961
Thomas F. O’Toole	$260,000	$2,269	$0	$262,269
Carol P. Sanders	$290,000	$12,227	$2,750	$304,977
Susan D. Whiting	$260,000	$0	$3,500	$263,500
(1)    Mr. Larsen is also an employee of the Company and received no additional compensation for his service on our Board of Directors, therefore he is not included in this table. Compensation received by Mr. Larsen for 2020 is shown in the Summary Compensation Table. Ms. Evanko served on the Board of Directors until January 27, 2021.
(2)    The amounts shown in this column include the following aggregate dollar amounts deferred and the corresponding number of shares of common stock credited in our Alliant Energy Deferred Compensation Plan Company Stock Account by each of the following directors:

Name	Aggregate Dollar Amounts Deferred	Number of Shares of Common Stock Credited
Patrick E. Allen	$128,750	2,433
Jillian C. Evanko	$35,300	668
Michael D. Garcia	$134,750	2,548
Roger K. Newport	$193,125	3,654
Thomas F. O’Toole	$260,000	4,916
Susan D. Whiting	$19,750	373
(3)    The amounts shown in this column represent above-market interest on non-qualified deferred compensation.
(4)    The amounts in this column include payments made to charities through the Alliant Energy matching gift program. Infrequently, spouses and guests of directors accompany the directors on a corporate aircraft when the aircraft is already going to a specific destination for a business purpose at no aggregate incremental cost to the Company. No such travel occurred in 2020.
Retainer Fees
In 2020, all non-employee directors, each of whom served on the Boards of Directors of the Company, IPL and WPL, received an annual cash retainer for service on all Boards, payable quarterly in advance. The following table describes the annual cash retainer received for service in 2020 and the annual retainer that will be received for service in 2021, as well as other fees for director services. Fees for 2020 and 2021 were based on a review of market-based compensation for non-employee directors presented by the Compensation and Personnel Committee’s independent consultant.

Year	Annual Retainer for Service on All Boards	Lead Independent Director	Chair of the Audit Committee	Chair of the Compensation and Personnel Committee	Chair of the Nominating and Governance Committee	Chair of the Operations Committee	Other Audit Committee Members
2020	$245,000	$25,000	$20,000	$15,000	$15,000	$15,000	$5,000
2021	$245,000	$30,000	$20,000	$15,000	$15,000	$15,000	$5,000
ALLIANT ENERGY | 2021 Proxy Statement | 20

DIRECTOR COMPENSATION
Meeting Fees
In 2020, directors did not receive any additional compensation for attendance at Board or committee meetings. The same applies for 2021.
Expense Reimbursements
Pursuant to our directors’ expense reimbursement policy, we reimburse all directors for travel and other necessary business expenses incurred in the performance of their responsibilities for us. Committees are provided the opportunity to retain outside independent advisors, as needed. We also extend coverage to directors under our Directors’ and Officers’ Indemnity Insurance Policies.
Receipt of Fees in Stock
For fees paid in 2020, each director was encouraged to voluntarily elect to use a portion of his or her cash retainer to purchase shares of our common stock pursuant to our Shareowner Direct Plan, or to defer such amount through the Company Stock Account in the Alliant Energy Deferred Compensation Plan. For fees paid in 2021, directors were encouraged to use 55% of their cash retainer to purchase shares of our common stock through the Shareowner Direct Plan or the Alliant Energy Deferred Compensation Plan. A non-employee director may elect to receive, or the Nominating and Governance Committee may require that a non-employee director be paid, all or any portion of his or her annual cash retainer payment or other cash fees in the form of shares of common stock issued under our 2020 Omnibus Incentive Plan or a successor plan thereto.
Share Ownership Guidelines
Directors are required to be shareowners. The target share ownership level for non-employee directors is the number of shares equal to the value of two times the full annual retainer. Directors have five years after joining the Board of Directors to attain the ownership guideline. Shares held by directors in the Shareowner Direct Plan and the Alliant Energy Deferred Compensation Plan are included in the target goal. As of December 31, 2020, all of our current non-employee directors had met the target ownership level, with the exception of Mr. Newport, who became a director in 2018, and Mr. Garcia, who became a director in 2020. We continue to monitor the status of the target ownership levels and review them with the Board of Directors.
Alliant Energy Deferred Compensation Plan
Under the Alliant Energy Deferred Compensation Plan, directors may elect to defer all or part of their retainer fee to an Interest Account, Equity Account, Company Stock Account or Mutual Fund Account. Deferrals credited to the Interest Account receive an annual return based on the 10-year Treasury Bond Rate plus 1.50%. Deferrals credited to the Equity Account are treated as invested in an S&P 500 index fund. Deferrals credited to the Mutual Fund Account are treated as invested in a mutual fund or other investment vehicle offered under our Alliant Energy Corporation 401(k) Savings Plan as selected by the director. Deferrals credited to the Company Stock Account are treated as though invested in our common stock and are credited with dividend equivalents, which are treated as if reinvested in our common stock. Payments from our Alliant Energy Deferred Compensation Plan by reason of death or retirement may be made in a lump sum or in annual installments for up to 10 years at the election of the director. Payments from our Alliant Energy Deferred Compensation Plan for any reason other than death or retirement are made in a lump sum.
Directors’ Charitable Award Program
We maintain a legacy Directors’ Charitable Award Program in which only Ms. McAllister participates; this program was terminated for all directors who joined the Board after January 1, 2005. The purpose of the program is to recognize our directors’ interest in supporting worthy charitable institutions. Under the program, when a director dies, we will donate a total of $500,000 to up to five qualified charitable organizations selected by the individual director. The individual director derives no financial benefit from the program. We take all deductions for charitable contributions and fund the donations through life insurance policies on the director. Over the life of the program, all costs of donations and premiums on the life insurance policies, including a return of our cost of funds, will be recovered through life insurance proceeds on the director. In 2020, Ms. McAllister received no additional compensation for this program.
Alliant Energy Matching Gift Program
Directors are eligible to participate in the Alliant Energy Foundation, Inc. matching gift program, which is generally available to all employees and retirees. Under this program, the foundation matches 100% of charitable donations over $50 to eligible charities. In 2020, the amount of matching contributions was capped at $3,500 per year for each director.
ALLIANT ENERGY | 2021 Proxy Statement | 21

OWNERSHIP OF VOTING SECURITIES
OWNERSHIP OF VOTING SECURITIES
Listed below are the number of shares of our common stock beneficially owned as of March 8, 2021 by: (1) the executive officers listed in the Summary Compensation Table; (2) all of our director nominees and directors; and (3) all director nominees, directors and executive officers as a group. No individual director or executive officer owned more than 1% of the outstanding shares of common stock on that date. The directors and executive officers as a group owned less than 1% of the outstanding shares of common stock on that date. No director or executive officer owns any other equity of Alliant Energy Corporation or any of its subsidiaries. None of the shares held by the executive officers and directors are pledged.

Name of Beneficial Owner	Shares Beneficially Owned(1)
EXECUTIVE OFFICERS
John O. Larsen	87,848
Robert J. Durian	52,568
James H. Gallegos	41,378
David A. de Leon	15,541
Terry L. Kouba	32,994
DIRECTOR NOMINEES
Roger K. Newport	9,743
Dean C. Oestreich	70,391
Carol P. Sanders	60,718
CONTINUING DIRECTORS
Patrick E. Allen	35,046
Michael D. Garcia	3,742
Singleton B. McAllister	36,903
Thomas F. O’Toole	21,879
Susan D. Whiting	24,906
All Executive Officers and Directors as a Group (14 people)	500,693
(1)     Total shares of Company common stock outstanding as of March 8, 2021 were 250,122,516. Executive officers and directors own fractional shares of common stock. Fractional shares have been rounded to the nearest whole share in this table and in this footnote. Included in the beneficially owned shares shown are the following number of shares of common stock held in deferred compensation plans: Mr. Allen — 31,183; Mr. Gallegos — 1,116; Mr. Garcia — 3,742; Mr. Kouba — 789; Mr. Larsen — 18,333; Ms. McAllister — 21,670; Mr. Newport — 8,743; Mr. Oestreich — 68,391; Mr. O’Toole — 21,862; Ms. Sanders — 60,718; and Ms. Whiting — 19,306 (all executive officers and directors as a group — 256,471).

ALLIANT ENERGY | 2021 Proxy Statement | 22

OWNERSHIP OF VOTING SECURITIES
The following table sets forth information regarding beneficial ownership by the only owners known to us to own more than 5% of our common stock. The beneficial ownership set forth below has been reported on Schedule 13G filings with the SEC by the beneficial owners, as of the respective date provided below.

Amount and Nature of Beneficial Ownership
	Voting Power		Investment Power
Name and Address of Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Percent of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355 (dated as of February 10, 2021)	0	571,012	28,718,788	1,265,422	29,984,210	12.01%
BlackRock Inc. 55 East 52nd Street New York, NY 10055 (dated as of January 29, 2021)	18,204,162	0	20,097,020	0	20,097,020	8.00%
State Street Corporation One Lincoln Street Boston, MA 02111 (dated as of February 5, 2021)	0	11,372,749	0	12,521,586	12,539,059	5.02%
Alliant Energy owns all of the outstanding common stock of IPL and WPL. None of our directors or executive officers owned any shares of preferred stock of IPL during 2020, and we are not aware of any person who beneficially owns more than 5% of IPL’s preferred stock.
ALLIANT ENERGY | 2021 Proxy Statement | 23

COMPENSATION DISCUSSION AND ANALYSIS

Alliant Energy

Executive Compensation

SNAPSHOT

Current CEO target pay mix
18%
Base salary
20%
Short-term
62%
Long-term

Variable incentive pay: 82%

Annual performance pay
15%
Customer Experience
7.5%
Environmental
7.5%
Diversity
70%
EPS

Other NEO target pay mix
36%
Base salary
21%
Short-term
43%
Long-term

Variable incentive pay: 64%

Long-term incentives
Performance Shares
35%
35%
Performance Restricted Stock Units
30%
Restricted Stock Units

Key Compensation Governance and Pay Practices

- Regular reviews of the program by the Compensation and Personnel Committee
- Double-trigger change-in-control provisions in our severance agreements and long-term awards
- Stock ownership guidelines for executive officers
- Dividends paid on equity awards only if performance targets are met or vesting is completed
- No severance payment multiplier exceeds 2.0
- Strong linkage of compensation to achievement of financial, customer-focused and ESG-related goals
- Performance metrics encourage achievement of both absolute growth and relative growth
- No hedging and pledging of company stock
- Clawback policy that applies to our annual and long-term incentive pay plans
- No tax gross-up provisions in our change-in-control agreements
- Limited perquisites for our executive officers

ALLIANT ENERGY | 2021 Proxy Statement | 24

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION AND ANALYSIS
INTRODUCTION
Our purpose at Alliant Energy is to serve customers and build strong communities. Our purpose is supported by our strategy, and our strategy is guided by our Values and focused on meeting the evolving expectations of customers while providing an attractive return for investors. Our purpose-driven strategy includes providing affordable energy solutions, making customer-focused investments and growing customer demand.
Our executive compensation program is guided by our Values and is designed to promote our strategy. It does so by providing market-based pay and rewarding achievement related to our strategy. The principles and components of our compensation program are regularly reviewed by our Compensation and Personnel Committee, our CEO and the Compensation and Personnel Committee’s independent compensation consultant to ensure that they meet the objectives of the program.

Our named executive officers for 2020 are:
1.	John O. Larsen: Chair, President and Chief Executive Officer of Alliant Energy; Chair and Chief Executive Officer of IPL and WPL
2.	Robert J. Durian: Executive Vice President and Chief Financial Officer
3.	James H. Gallegos: Executive Vice President, General Counsel and Corporate Secretary
4.	David A. de Leon: Senior Vice President; President of WPL
5.	Terry L. Kouba: Senior Vice President; President of IPL
The named executive officers currently hold the positions at each of Alliant Energy, IPL and WPL except as indicated.

HOW WE PERFORMED
2020 Highlights
Highlights of our 2020 performance include the following:
•Earnings per share (EPS) from continuing operations of $2.47 and adjusted EPS from continuing operations of $2.44 (adjusted as described below)
•Dividend of $1.52 per common share
•Total shareowner return of 32.2% for last three years
•Achieved 100% of our emissions reduction goals
•Exceeded reliability targets

1-Year Total Shareowner Return

25th
50th
75th
0%
-10%
-20%
-3.2%
-16.3%
-9.2%
-0.7%
Alliant Energy
EEI Stock Index

3-Year Total Shareowner Return

40%
30%
20%
10%
0%
32.2%
5.4%
12.6%
28.7%
25th
50th
75th
Alliant Energy
EEI Stock Index

ALLIANT ENERGY | 2021 Proxy Statement | 25

COMPENSATION DISCUSSION AND ANALYSIS

Pay for Performance Alignment
Our pay programs are designed to reflect Company performance. The following table shows the relationship between financial performance goals and executive incentive-based payouts over the past three years:

Year	Adjusted EPS from Continuing Operations(1)	Target Adjusted EPS from Continuing Operations	Annual Performance Payout as % of Target	Relative Total Shareowner Return – Three Years(2)	Performance Share Payout as % of Target(3)	Performance Restricted Stock Unit Payout as % of Target(4)
2018	$2.17	$2.11	116%	67th percentile	142.5%	200.0%
2019	$2.31	$2.24	127%	72nd percentile	155.0%	200.0%
2020	$2.44	$2.41	118%	79th percentile	172.5%	200.0%
(1)    2018 GAAP EPS from consolidated earnings from continuing operations was $2.19. Adjusted EPS in 2018 excluded earnings of $0.02 per share related to Federal Tax Reform adjustments as a result of clarifying rules issued in 2018. 2019 GAAP EPS from consolidated earnings from continuing operations was $2.33. Adjusted EPS for 2019 excludes earnings of $0.02 per share related to ATC return on equity (ROE) reserve adjustments due to a Federal Energy Regulatory Commission decision in the fourth quarter of 2019 regarding Midcontinent Independent System Operator, Inc. transmission owners’ authorized ROE. 2020 GAAP EPS from consolidated earnings from continuing operations was $2.47. Adjusted EPS in 2020 excludes a gain of $0.02 per share related to credit loss adjustments on a guarantee for an affiliate of Whiting Petroleum Corporation, a gain of $0.02 per share related to a tax valuation allowance adjustment, and a loss of $0.01 per share resulting from a settlement loss for the IPL retirement plan.
(2)    Total shareowner return as compared to the Edison Electric Institute Stock Index.
(3)    Performance shares vest based on relative total shareowner return over a three-year period. The percentage shown here is the percentage of target at which the performance shares vested at the end of the applicable three-year performance period.
(4)    Performance restricted stock units vest based on compounded annual growth of consolidated net income over a three-year performance period. The percentage shown here is the percentage of target at which the performance restricted stock units vested at the end of the applicable three-year performance period.
HOW WE DETERMINE EXECUTIVE COMPENSATION
Our compensation vision is to provide compensation programs that promote the achievement of our purpose-driven strategy, align executives’ and employees’ interests with the success of the Company, and provide competitive compensation opportunities to attract, retain and motivate a highly talented executive team and workforce. Our philosophy is to design compensation programs that drive high performance and reward that performance competitively within our industry. We believe that everyone should clearly understand their compensation and how it connects to individual and shareowner value.
The objectives for our executive compensation program are as follows:
•    Reward Strong Performance: motivate and reward executives to contribute to the achievement of our business objectives by aligning pay and performance through variable at-risk compensation
•    Align Executives’ and Shareowners’ Interests: align executive officers’ interests with those of our shareowners by delivering a significant proportion of total compensation through equity, tying a portion of our long-term incentive pay directly to total shareowner return and requiring executives to own Company stock
•    Maintain Consistency: drive sustainable performance and improvement by maintaining an appropriate level of executive compensation design consistency
•    Provide Competitive Positioning: attract and retain the best possible personnel through competitive compensation that is comparable to that of similar companies but driving what is right for our strategy and stakeholders

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COMPENSATION DISCUSSION AND ANALYSIS
These compensation practices help us achieve our program objectives:
•    Incentive-Based At-Risk Compensation: a substantial portion of our executive officers’ compensation is based on achievement of performance goals, including ESG-based goals, with long-term equity-based awards delivering a majority of the incentive-based pay
•    Equity Ownership: executive officers have significant holdings of our common stock
•    Minimized Systemic Risk-Taking: compensation programs are developed to properly mitigate unintended risk-taking, providing a mix of long-term and short-term compensation and using multiple performance criteria to determine awards
•    Market Compensation: total aggregate compensation levels are reviewed against market compensation levels, which ensures that we provide a competitive pay opportunity
•    Access to Retirement Programs: executive officers have access to retirement plans commonly in use among comparable companies, including deferred compensation plans, certain non-qualified retirement plans and 401(k) savings plans
The Compensation and Personnel Committee reconsiders these objectives and practices in its regular reviews of the executive compensation program.
COVID-19
The COVID-19 pandemic created unprecedented challenges for our Company, our customers, our communities and our employees in 2020. The Compensation and Personnel Committee regularly reviewed the Company’s strategic plan and goals in light of the impacts of COVID-19 with management and its independent consultant. Based on these reviews, the committee determined that the strategic plan remained appropriate, that executive and corporate goals remained relevant, and that changes to executive compensation in 2020 were not necessary due to COVID-19.

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COMPENSATION DISCUSSION AND ANALYSIS
HOW WE PAY NAMED EXECUTIVE OFFICERS
Our components of executive compensation are:

Component	Description	Objective within Compensation Program
Base Salary	Fixed compensation, subject to annual review and adjusted in response to changes in responsibility, performance, strategic importance, length of service and competitive practice	•	Provides base compensation at a level consistent with competitive practices
		•	Reflects roles, responsibilities, skills, experience and performance
		•	Adheres to competitive market practices
Short-Term (Annual) Incentive Compensation	Annual cash incentive pay based on achievement of objective Company financial and operational performance measures	•	Motivates and rewards achievement of annual Company goals
		•	Aligns management and key stakeholder interests by linking pay and performance
		•	Promotes achievement of strategic plan by linking pay to achievement of strategic goals
Long-Term (Equity) Incentive Compensation	Incentive-based awards payable if performance goals are achieved during a sustained period	•	Motivates and rewards financial performance over a sustained period
		•	Aligns management and shareowner interests by encouraging management ownership
		•	Enhances retention of management personnel
		•	Rewards strong total shareowner return and earnings growth
		•	Links pay to performance relative to peers
Long-Term (Equity) Service-Based Compensation	Time-vesting awards earned after three years, subject to continuous employment	•	Enhances retention of management personnel
		•	Aligns management and shareowner interests by encouraging management ownership
Retirement and Other Benefits	Tax-qualified, deferred compensation and other benefits	•	Provides for current and future needs of the executives and their families
		•	Enhances recruitment and retention
		•	Adheres to competitive market practices
Post-Termination Compensation	Key Executive Employment and Severance Agreements (KEESAs) and Executive Severance Plan: contingent amounts payable only if employment is terminated under certain conditions	•	Enhances retention of management personnel by providing employment continuity
		•	Encourages the objective evaluation and execution of potential changes to the Company’s strategy and structure
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COMPENSATION DISCUSSION AND ANALYSIS
Our compensation components are weighted toward incentive-based compensation, as shown below:

Base salary
18%
Short-term
incentives
20%
Long-term
incentives
62%

Current CEO target pay mix
Variable incentive pay 82%

Long-term incentives
43%
Base salary
36%
Short-term incentives
21%

Other NEO target pay mix
Variable incentive pay 64%

Base Salary
The Compensation and Personnel Committee annually reviews and adjusts salaries based on changes in the market, responsibilities and performance against job expectations, strategic importance and experience and tenure. The Company is not contractually bound by employment or other agreements to pay particular levels of base salary to our executive officers, thereby affording flexibility in those determinations.
The following table sets forth the base salaries of each named executive officer as of the end of the 2020 and 2019 calendar years, as well as the percentage change from the prior year.

Named Executive Officer	2020 Base Salary	2019 Base Salary	Percentage Increase
John O. Larsen	$975,000	$900,000	8.3%
Robert J. Durian	$540,000	$500,000	8.0%
James H. Gallegos	$540,000	$525,000	2.9%
David A. de Leon	$375,000	$300,000	25.0%
Terry L. Kouba	$375,000	$300,000	25.0%
The salary increases reflect increased responsibilities, particularly for Mr. de Leon and Mr. Kouba, and efforts to keep total targeted compensation in line with market.
Short-Term (Annual) Incentive Pay
Executive officers participate in the Executive Performance Pay (EXPP) Plan that provides the opportunity for annual cash payments tied directly to the achievement of key financial and operational goals. The Compensation and Personnel Committee sets Company and individual goals guided by our purpose, our Values and our strategic plan. Company goals balance financial and operational goals to drive value for both our shareowners and customers.
The Compensation and Personnel Committee approved earnings per share as the financial goal to reward earnings growth. This aligns with our strategy to meet expectations of shareowners and was guided by our Value to Do the right thing – we keep our promise to deliver earnings growth. Operational goals related to customer experience, the environment and diversity were set to reward our commitment to our customers and ESG-related goals and reflect our corporate purpose to serve customers and build strong communities. The customer experience goals are linked to our customer-focused strategy and guided by our Value to Make things better for our customers and communities. The customer interaction target measures our efforts to make a simple, personalized experience for our customers. The System Average Interruption Duration Index (SAIDI) measures outage duration and the System Average Interruption Frequency Index (SAIFI) measures outage frequency. The emissions reduction goal is linked to our strategy to provide affordable, clean-energy solutions to our customers. It is guided by our Value to Act for tomorrow and measures our
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COMPENSATION DISCUSSION AND ANALYSIS
commitment to clean energy. Finally, our diversity goals support an inclusive culture and our Value to Care for others. Annual incentive-based payouts to our executive officers are based on achievement of these goals.
The Company goals for 2020 and our performance compared to those goals are shown below.

Goal	Percentage of Performance Pool	Target	Actual	Percentage Payment Toward Performance Pool
Consolidated EPS from Continuing Operations (EPS)	70%	EPS:(1) Threshold: $2.27 Target: $2.41 Maximum: $2.51	$2.44	80.5%
Customer Experience	7.5%	Customer Interaction Survey: Threshold: 7.66 Target: 7.78 Maximum: 8.18	8.48	11.3%
	3.75%	SAIDI: Threshold: 105 Target: 95 Maximum: 81	81	5.6%
	3.75%	SAIFl: Threshold: 1.03 Target: 0.93 Maximum: 0.79	0.74	5.6%
Environmental	7.5%	Annual Progress Toward Long-Term Emission Goal: Threshold: 95.5% Target: 98.3% Maximum: 100.0%	100%	11.3%
Diversity	3.75%	People of Color: Threshold: 5.2% Target: 5.4% Maximum: 5.6%	5.4%	3.7%
	3.75%	Women: Threshold: 25.9% Target: 26.6% Maximum: 27.3%	25.7%	0.0%
TOTAL	100.0%			118.0%
(1)2020 GAAP EPS from consolidated earnings from continuing operations was $2.47. Adjusted EPS in 2020 excludes a gain of $0.02 per share related to credit loss adjustments on a guarantee for an affiliate of Whiting Petroleum Corporation, a gain of $0.02 per share related to a tax valuation allowance adjustment, and a loss of $0.01 per share resulting from a settlement loss for the IPL retirement plan.
Each performance goal is measured independently of other goals. Company performance compared to the goals was 118% as shown in the chart above. Maximum Company performance is 150% of target.
Individual performance goals are set to drive an individual’s contribution to our strategic business imperatives. The goals can be both qualitative and quantitative and can vary for each executive officer. The Compensation and Personnel Committee may use individual performance to modify the amount of an incentive award earned by an executive officer. For 2020, the committee did not modify the awards of any named executive officer based on individual performance, and all payouts to the named executive officers for 2020 were calculated based on achievement of the Company goals shown above.
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COMPENSATION DISCUSSION AND ANALYSIS
Payment under the EXPP Plan is calculated as follows:
Each target payout percentage under the EXPP Plan is set by the Compensation and Personnel Committee based on survey data, tenure in a position, strategic importance and individual responsibilities. Target payouts as a percentage of base salary for 2020 are set forth below. They reflect slight increases from 2019 due to increased responsibilities and efforts to keep total targeted compensation in line with market.

Named Executive Officer	EXPP Plan Target Payout as a Percentage of 2020 Base Salary
John O. Larsen	110%
Robert J. Durian	75%
James H. Gallegos	65%
David A. de Leon	50%
Terry L. Kouba	50%
Based on achievement of goals under the EXPP Plan, each executive officer earned 118% of his or her target payment. Amounts paid in 2020 under the EXPP are provided in the Non-equity Incentive Plan Compensation column of the Summary Compensation Table.
The Compensation and Personnel Committee reviewed the short-term incentive plan and adopted a new environmental goal for 2021, which continues to measure our commitment to affordable, clean-energy solutions in line with our Value to Act for tomorrow. The 2021 Executive Short-Term Incentive Plan includes a goal to reward annual progress toward the Company’s long-term goal of a 50% reduction in CO2 emissions by 2030 from 2005 levels. The goal was adopted to replace the environmental goal in the current plan, which measures reductions of nitrogen oxide, sulfur dioxide and mercury, because reductions were fully achieved in 2020.
Long-Term (Equity) Awards
We award long-term equity compensation to focus our executive officers on building shareowner value, to retain management personnel and to align management interests with shareowner interests over a sustained period. In 2020, we granted long-term awards under our Amended and Restated 2010 Omnibus Incentive Plan to our named executive officers in three forms: performance restricted stock units, performance shares and restricted stock units. Long-term awards granted in 2021 were granted under our 2020 Omnibus Incentive Plan. The long-term equity awards in 2020 consisted of 35% performance restricted stock units, 35% performance shares and 30% restricted stock units, at target.
Performance restricted stock units reward absolute net income growth. Performance shares reward total shareowner return relative to our peer utility companies in the Edison Electric Institute (EEI) Stock Index. These long-term equity awards are forfeited if threshold results are not achieved during the applicable performance period. Restricted stock units vest based on continued service and enhance retention of management personnel and align our executive officers’ long-term financial interests to the long-term financial interests of our shareowners. These long-term equity awards are forfeited if the executive officer voluntarily leaves the Company (other than for retirement) or is terminated for cause during the time-vesting period. Currently, we do not issue stock options, do not have any outstanding stock options and do not anticipate issuing stock options. Below is a summary of the 2020 long-term awards.
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COMPENSATION DISCUSSION AND ANALYSIS

	Portion of Long-Term Target Award	Performance Metric	Payout Range as a Percentage of Target	Settlement
Performance Restricted Stock Units	35%	Cumulative Net Income Growth	0-200%	Shares
Performance Shares	35%	Relative Total Shareowner Return	0-200%	Shares
Restricted Stock Units	30%	Time-vesting	100%	Shares
Target payouts as a percentage of base salary for 2020 are set forth below. They reflect increases from 2019 due to increased responsibilities and efforts to keep total targeted compensation in line with market.

Named Executive Officer	2020 Target Long-Term Equity Grant Value as a Percentage of Base Salary
John O. Larsen	350%
Robert J. Durian	185%
James H. Gallegos	145%
David A. de Leon	85%
Terry L. Kouba	85%
The Compensation and Personnel Committee considers survey data, tenure in a position, strategic importance, individual responsibilities and the competitiveness of the total compensation package when setting the long-term incentive pay target. The dollar value of the long-term equity awards are determined prior to the grant date, and we grant the number of target units necessary to approximate that dollar value based on the fair market value of our share price on the grant date.
    Performance Restricted Stock Units
Performance restricted stock units are intended to reward absolute long-term growth. Vesting of the performance restricted stock units is based on achieving a cumulative net income growth target over a three-year performance period as follows:

Three-Year Cumulative Consolidated Net Income from Continuing Operations Growth	Percentage of Target Value Payout
7%	200%
6%	150%
5%	100%
4%	50%
Below 4%	0%
Vesting at target requires 5% compounded annual growth, which is based on the successful and timely execution of our strategic plan. The target is calculated based on achieving a cumulative consolidated net income target over the performance period, excluding certain items as permitted by the Amended and Restated 2010 Omnibus Incentive Plan, such as charges for reorganizing and restructuring, discontinued operations, asset write-downs, gains or losses on the disposition of an asset or business, mergers, acquisitions or dispositions and unusual or non-recurring items of gain or loss, in each case, as identified in the Company’s audited financial statements or periodic reports. Performance restricted stock units granted in 2020 will vest at target if our cumulative consolidated net income from continuing operations over the performance period totals $1,879.5 million. Performance restricted stock unit payouts are capped at 200% of the target payout. Performance restricted stock units are paid in Company stock.
Any dividend equivalents credited on performance restricted stock units are treated as reinvested, but are not payable to the participant until the performance target is met and vesting is completed.
Performance restricted stock units have double-trigger acceleration upon a change in control. Upon a change in control, the awards vest at target and are valued based on the Company’s stock price as of the date immediately preceding the
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COMPENSATION DISCUSSION AND ANALYSIS
change in control date. The awards are paid at the end of the three-year vesting period provided the executive is still employed by the Company or had a qualifying termination event.
Performance restricted stock units granted in 2018 (performance period ended on December 31, 2020) had a net income target calculated based on achieving a compounded annual growth rate of 5% for a two-year period over projected 2018 consolidated net income from continuing operations, excluding certain items described above as permitted by the Amended and Restated 2010 Omnibus Incentive Plan. Adjusted net income for the period ended December 31, 2020 was $578 million, which exceeded 7% three-year compounded annual growth of consolidated net income from continuing operations. As a result, our named executive officers earned 200% of the target award for the 2018-2020 performance period. Additional information about the payout of the performance restricted stock units for the 2018-2020 performance period is provided in the 2020 Option Exercises and Stock Vested table.
    Performance Shares
Performance shares are intended to reward Company performance relative to our peers in the EEI Stock Index. Vesting of the performance shares is based on our relative total shareowner return over a three-year performance period as follows:

Three-Year Total Shareowner Return Relative To EEI Stock Index	Percentage of Target Value Payout
90th percentile or greater	200%
80th percentile	175%
70th percentile	150%
60th percentile	125%
50th percentile	100%
45th percentile	75%
40th percentile	50%
Below 40th percentile	0%
The total shareowner return calculation represents the cumulative return for the three-year performance period reflecting price appreciation and reinvested dividend payments. Performance shares pay at target if our relative total shareowner return over three years is equal to the median performance of a specific peer group selected by the Compensation and Personnel Committee. The committee selected the EEI Stock Index as the peer group for the 2020 grants of performance shares as in previous years. We believe the comparison to the EEI Stock Index appropriately assesses our performance relative to other publicly traded utilities. Performance share payouts are capped at 200% of the target payout.
Performance shares granted in 2018 were paid in shares of our common stock, cash or a combination of our common stock and cash, at the executives’ election. If the named executive officer chose to take the payment in cash, the amount of the payout was determined by multiplying the number of shares earned by the stock value on a date chosen by the Compensation and Personnel Committee. The committee chose this date in advance of issuing shares under the program, and it is typically the date immediately prior to payment. Performance shares granted in 2019 and 2020 are paid in Company stock only.
Any dividend equivalents credited on performance shares are treated as reinvested, but are not payable to the participant until the performance target is met and vesting is completed.
Performance shares have double-trigger acceleration upon a change in control. Upon a change in control, the awards vest at the performance level based on the Company’s performance as of the date immediately preceding the change in control date. The awards are paid at the end of the three-year performance period provided the executive is still employed by the Company or had a qualifying termination event.
The total shareowner return for the 2018 performance share grant (performance period ended on December 31, 2020) ranked at the 79th percentile relative to the peer group. As a result, our named executive officers earned 172.5% of the target award for the 2018-2020 performance period. Additional information about the performance share payouts for the 2018-2020 performance period is provided in the 2020 Option Exercises and Stock Vested table.

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COMPENSATION DISCUSSION AND ANALYSIS
The EEI Stock Index, which we use only to measure relative performance for our performance shares, was comprised of the following companies as of December 31, 2020:

Allete, Inc.	Entergy Corporation	PG&E Corporation
Ameren Corporation	Eversource Energy	Pinnacle West Capital Corporation
American Electric Power Company, Inc.	Exelon Corporation	PNM Resources, Inc.
Avangrid, Inc.	FirstEnergy Corp.	Portland General Electric Company
Avista Corporation	Hawaiian Electric Industries, Inc.	PPL Corporation
Black Hills Corporation	IDACORP, Inc.	Public Service Enterprise Group Inc
CenterPoint Energy, Inc.	MDU Resources Group Inc	Sempra Energy
CMS Energy Corporation	MGE Energy, Inc.	Southern Company
Consolidated Edison, Inc.	NextEra Energy, Inc.	Unitil Corporation
Dominion Energy Inc	NiSource Inc	Evergy, Inc.
DTE Energy Company	NorthWestern Corporation	WEC Energy Group, Inc.
Duke Energy Corporation	OGE Energy Corp.	Xcel Energy, Inc.
Edison International	Otter Tail Corporation
    Restricted Stock Units
Restricted stock units are intended to align management interests with shareowner interests and retain management personnel. Restricted stock units are time-vesting awards for which forfeiture restrictions lapse in a single installment after three years, subject to continuous employment. Restricted stock units granted in 2018 were paid in shares of our common stock, cash or a combination of our common stock and cash, at the executives’ election. If the named executive officer chose to take the payment in cash, the amount of the payout was determined by multiplying the number of shares earned by the closing price on the last day of the vesting term of the restricted stock units. Restricted stock units granted in 2019 and 2020 are paid in Company stock only.
Any dividend equivalents credited on restricted stock units are treated as reinvested, but are not payable to the participant until vesting is completed.
Restricted stock units have double-trigger acceleration upon a change in control. Upon a change in control, the awards vest at the value based on the Company’s stock price as of the date immediately preceding the change in control date. The awards are paid at the end of the three-year vesting period provided the executive is still employed by the Company or had a qualifying termination event.
Additional information about the restricted stock unit payouts for the 2018-2020 vesting period is provided in the 2020 Option Exercises and Stock Vested table.
Retirement and Other Benefits
We offer retirement and other benefit programs to our named executive officers that are consistent with those of our peers. We provide these benefits to remain competitive with the general market for executive officers. The benefit programs are designed to be competitive in attracting, retaining and motivating our named executive officers by providing competitive retirement benefits and incentivizing the promotion of the Company’s and shareowners’ interests over a long time horizon. A brief description of the plans is set forth in the table below.
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COMPENSATION DISCUSSION AND ANALYSIS

Benefit	Description
Alliant Energy Deferred Compensation Plan (AEDCP)(1)
Enables participants to defer up to 100% of base salary and annual incentive pay on a pre-tax basis and to receive earnings or incur losses on the deferrals until the date of distribution. The shares of Company common stock identified as obligations under the AEDCP are held in a rabbi trust.

Alliant Energy Cash Balance Pension Plan(2)
Offers flexible payment options and steady growth of retirement funds. The Cash Balance Pension Plan was frozen for participants effective August 2, 2008. Employees hired after December 25, 2005 are not eligible to participate.

Alliant Energy Corporation 401(k) Savings Plan
Provides for a match of $0.50 on each dollar for the first 8% of compensation contributed to the 401(k) Savings Plan account by the participants up to the IRS maximum. In addition, we contribute a percentage of participants’ salaries to their 401(k) accounts. The amount of the Company contribution ranges from 4% to 6% of a participant’s salary, depending on the participant’s age and number of years of service at the Company.

Alliant Energy Excess Retirement Plan(2)
Provides the benefit that the participants would have earned under the Cash Balance Pension Plan and the Alliant Energy Corporation 401(k) Savings Plan but for statutory limitations on employer-provided benefits imposed on those tax-qualified plans and accruals earned on their deferrals into the AEDCP.

Alliant Energy Supplemental Retirement Plan (SRP)(2)
Generally provides retirement compensation in addition to the benefits provided by the Cash Balance Pension Plan and 401(k) Savings Plan, which are limited by the Internal Revenue Code of 1986 (which we refer to as the tax code), and the Alliant Energy Excess Retirement Plan. Generally payable only if the executive remains with us until retirement, disability or death. We do not anticipate providing SRP benefits to executives hired or promoted in 2013 or thereafter.

(1)    See 2020 Non-qualified Deferred Compensation below for more information regarding the AEDCP.
(2)    See 2020 Pension Benefits below for more information regarding the Alliant Energy Cash Balance Pension Plan, the Excess Retirement Plan and the SRP.
The Compensation and Personnel Committee reviews benefit programs on a periodic basis to determine effectiveness and identify any necessary changes. Based on market data showing a trend away from SRPs, we do not anticipate providing SRP benefits to executives hired or promoted in 2013 or thereafter. The committee does not believe this change will inhibit our ability to attract and retain executive officers.
We provide limited perquisites to our named executive officers. Our named executive officers are eligible for executive physicals, reimbursement of financial planning expenses and long-term disability insurance which are in excess of the benefits provided to our other non-executive employees. The Compensation and Personnel Committee recognizes that the CEO’s job duties require significant travel and he is, therefore, permitted to use a corporate aircraft. From time to time, a family member or members may accompany the CEO on business trips. For that reason, the Compensation and Personnel Committee established guidelines for personal use of the corporate aircraft. Under those guidelines, the CEO is permitted up to 40 hours of personal use of corporate aircraft each year.
Post-Termination Compensation
    Key Executive Employment and Severance Agreements
We currently have in effect Key Executive Employment and Severance Agreements (KEESAs) with our executive officers, including our named executive officers, and certain other key employees, which provide for severance benefits under certain circumstances following a change in control. Benefits under the KEESAs are paid if: (1) a change in control occurs and (2) a loss of employment occurs under certain circumstances within 180 days prior to the change in control or two years after the change in control. This double-trigger mechanism ensures that only those executives adversely affected by a change in control will receive benefits under the KEESA. The cash termination benefit under the KEESA is up to two times the sum of: (i) the officer’s annual base salary and (ii) the greater of the officer’s target annual incentive pay for the year in which the termination date occurs, or the officer’s annual incentive pay in the year prior to the change in control. We do not offer severance arrangements with executive officers that provide a multiplier greater than two.
The KEESAs are generally designed to avoid the adverse effects of Section 280G of the tax code. Each KEESA provides that if any portion of the benefits under the KEESA or under any other agreement would constitute an excess parachute payment for purposes of the tax code, the executive officer may receive the greater, on an after-tax basis, of either a payment $1 less than the maximum amount he or she may receive without becoming subject to the 20% excise tax or the fully calculated payment subject to applicable excise taxes, for which the executive officer would be personally responsible. None of the KEESAs have Section 280G tax gross-up provisions.
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COMPENSATION DISCUSSION AND ANALYSIS
We believe that the level of the benefits provided by the KEESAs to each executive officer reflects the appropriate amount of compensation necessary for our executive officers to consider our shareowners’ interests without potential influence of their personal interests. We believe the security afforded by the KEESAs will help the executives to remain focused on business continuity and will reduce the distraction of the executive’s reasonable concerns regarding future employment during the uncertainty of a proposed change in control transaction.
    Executive Severance Plan
We also maintain the executive officer severance benefit plan, which compensates an executive officer in the event that his or her position is eliminated or significantly altered. As with our KEESA benefit, our executive officer severance benefit plan is designed to enable executives to remain focused on our business without undue personal concerns over job security. The plan provides for:
•Severance pay equal to one year’s annual base salary
•Up to 18 months of COBRA coverage or participation in our subsidized retiree medical insurance program if eligible (six months of which are paid by us)
•Outplacement services and/or tuition reimbursement of up to $10,000
•Access to our employee assistance program
Eligibility for benefits under this plan is conditioned upon an executive executing a severance agreement and release form. All severance packages of executive officers are approved by the Compensation and Personnel Committee. We believe our executive severance plan is consistent with industry-wide standards.
    Employment Agreements and Separation Arrangements
We do not have any other employment agreements or separation arrangements with our executive officers.
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COMPENSATION DISCUSSION AND ANALYSIS
HOW WE ADDRESS GOVERNANCE AND RISK
Key Compensation Governance and Pay Practices
Our executive compensation program emphasizes best practices in compensation design and governance practices, including:
•    Regular reviews of the program by the Compensation and Personnel Committee
•    Double-trigger change in control provisions in our severance agreements and long-term equity awards
•    Stock ownership guidelines for executive officers and directors
•    Dividends paid on equity awards only if performance targets are met or vesting is completed
•    Performance metrics that encourage achievement of absolute growth, relative growth, financial goals and operational goals and ESG-related goals
•    Prohibition on pledging and hedging of Company stock by executive officers and directors
•    No outstanding stock options
•    Clawback policy that applies to our annual and long-term incentive pay plans
•    No tax gross-up provisions in our change in control agreements
•Maximum of two-times multiplier for change in control cash severance benefit
•    Limited perquisites for our executive officers

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COMPENSATION DISCUSSION AND ANALYSIS
Process for Setting Executive Compensation

Entity	Role
Compensation and Personnel Committee
The Compensation and Personnel Committee reviews and sets each component and level of compensation for the Company’s named executive officers and other executive officers.
The Compensation and Personnel Committee’s responsibilities include:
• Review and approve executive officers’ compensation packages
• Review and approve corporate incentive goals and objectives relevant to compensation
• Evaluate individual performance results in light of these goals and objectives
The Compensation and Personnel Committee is made up of independent directors and meets regularly in executive sessions without management present. The committee is supported in its work by the human resources staff and by the committee’s outside consultant.

Chief Executive Officer
The CEO recommends to the Compensation and Personnel Committee the level of compensation for the Company’s named executive officers and other senior Company executives, other than himself. The CEO considers the following factors when making his recommendations:
• Executive performance
• Tenure
• Strategic importance
• Internal pay equity
• Market data, as discussed below
• Information provided by the Company’s human resources staff
The CEO is present and available to the Compensation and Personnel Committee during their meetings with respect to the compensation of the Company’s named executive officers and other executive officers. However, the committee discusses and determines the CEO’s compensation in executive session.

Independent Compensation Consultant
The Compensation and Personnel Committee engaged Pay Governance LLC as its independent external advisor. The committee receives data, analyses and support from Pay Governance. During 2020, Pay Governance participated in committee meetings, analyzed the competitive level of compensation for each of the named executive officers and provided information regarding executive compensation trends. Pay Governance reports solely to the committee and meets with the committee at each meeting in executive session.

Market Data
Each year, Pay Governance prepares a market compensation analysis based on companies of similar size in terms of revenue, including those in the energy services industry and in general industry. This analysis assists the Compensation and Personnel Committee in establishing executive officer compensation levels to allow us to remain competitive in our market.
The market data used in 2020 included two surveys:
• Willis Towers Watson’s 2019 General Industry Executive Compensation Database, which includes pay data for approximately 1,000 general industry companies
• Willis Towers Watson’s 2019 Energy Services Industry Executive Compensation Database, which includes pay data for nearly all U.S. utilities.
The Compensation and Personnel Committee used equally blended general industry data and energy industry data to determine the market reference point used for corporate positions, which in 2020 were held by Mr. Larsen, Mr. Durian and Mr. Gallegos. Energy industry data was used as a secondary market reference point for these positions. Energy industry data was used as the sole market reference point for utility-specific operating positions, such as those held by Mr. de Leon and Mr. Kouba.
The Compensation and Personnel Committee considered only aggregate data from these broad-based surveys and did not select any individual companies for comparison. Survey information was size-adjusted using regression analysis to correspond to each officer’s scope of responsibility. The survey data was updated to January 2020 using a 3.1% annual update factor based on projected 2020 salary increases.
The survey data provides market reference points at the 25th, 50th and 75th percentile for each executive officer’s compensation components and total compensation. Generally, total aggregate compensation that falls within 15% of the median market reference point is considered to be at target. The aggregate total targeted compensation for all named executive officers fell within 15% of the applicable market reference point in 2020.

ALLIANT ENERGY | 2021 Proxy Statement | 38

COMPENSATION DISCUSSION AND ANALYSIS
Executive Stock Ownership Requirements
We require executives to own a certain number of shares of our common stock to further align the executives’ interests with those of our shareowners. The stock ownership guidelines are:

Officer Level	Stock Ownership Guideline
Chief Executive Officer	6 times base salary
President	4 times base salary
Executive Vice President	3.5 times base salary
Senior Vice President	3 times base salary
Vice President	1.5 times base salary
The required number of shares for each executive is determined by taking the preceding multiples of the executive’s base salary and dividing that amount by the closing price of our common stock as of: (i) January 2, 2019, (ii) the date of hire, or (iii) the date of promotion to a higher level of ownership requirement, whichever is later. We round that number to the nearest 500-share increment. The number of shares an executive is required to hold will not change unless the executive is promoted. Setting the required number of shares this way mitigates the effect of short-term volatility on compliance caused by changes in our stock price and by changes in salary.
Shares held outright, vested restricted stock units, earned performance shares, earned performance restricted stock units, unvested restricted stock units that vest based solely on the passage of time, shares held in our AEDCP and shares held in the Alliant Energy Corporation 401(k) Savings Plan count toward the stock ownership requirement. Unearned performance restricted stock units and unearned performance shares do not count for this purpose.
Executives have five years from the date of their first long-term equity grants after the later of their hire date, or the date they were promoted into a position with a higher multiple, to achieve their goals. Executives are required to hold 100% of the after-tax value of vested performance restricted stock units until the stock ownership guideline is met. Executives who have not met their stock ownership level after five years are required to retain 100% of the after-tax value of vested long-term equity awards until the share ownership requirement is met. The Company has not issued any stock options so there is no requirement to hold stock options after exercise. Our CEO retains the right to grant special dispensation for hardship, promotions or new hires.
All of our current named executive officers who have held their current positions for five years are in compliance with the stock ownership guidelines. The named executive officers who have been in their positions for less than five years, including our CEO, are on track to achieve the above ownership goals. The shares owned by our named executive officers are shown in the Ownership of Voting Securities table.
Clawback Policy
The Compensation and Personnel Committee adopted a clawback policy that applies to all cash and equity-based incentive compensation. Under the clawback policy, the committee will recoup compensation paid under the Company’s cash and equity incentive plans if it determines that such compensation was based on the achievement of financial or other results that were subsequently restated due to material noncompliance of the Company with any financial reporting requirement under the federal securities laws, and due in whole or in part to gross negligence, intentional misconduct or fraud of a current or former executive officer. If, in the committee’s view, the incentive-based compensation would have been materially lower if it had been based on the restated results, the committee will, to the extent permitted by applicable law, seek recoupment from that executive officer of any excess incentive compensation.
Prohibition on Hedging and Pledging
We prohibit the use of any hedging or similar transactions related to our shares by our executive officers and directors. We prohibit all insiders from trading in puts, calls, options or other derivative securities related to the Company’s securities. Other hedging transactions, such as short sales, zero-cost collars, prepaid variable forward sale contracts, equity swaps or similar transactions are also prohibited. Insiders are further prohibited from pledging Company securities. Insiders include all executive officers, all members of the Board of Directors and designated employees who receive material nonpublic information in the regular course of their duties.
Compensation and Personnel Committee Risk Assessment
In December 2020, the Compensation and Personnel Committee reviewed an assessment presented by management of our general compensation policies and practices for all employees, including our non-regulated businesses, to evaluate whether risks arising from these policies and practices were reasonably likely to have a material adverse effect on us.
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COMPENSATION DISCUSSION AND ANALYSIS
Based on this assessment, the committee concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company and did not recommend or implement any material changes in 2020. The committee believes that the following features of our policies and practices serve to mitigate material risks arising from our compensation policies and practices:
•    A mix of annual and long-term incentive-based awards to provide an appropriate balance of short- and long-term risk and reward horizons
•    A variety of performance metrics for incentive awards to avoid excessive focus on a single measure of performance
•    Caps on incentive awards to reduce incentives to take short-term or inappropriately risky measures to increase payouts in any given year
•    Review of our compensation programs for reasonableness by our state utility commissions to mitigate risk
•    Clawback policies that provide us with the ability to recoup annual and long-term incentive awards under appropriate circumstances
•    Stock ownership requirements for executives, including our named executive officers, that help to focus our executives on long-term stock price appreciation and sustainability
•    Robust compensation governance practices
Role of Tax Considerations
Section 162(m) of the tax code limits the tax deductibility of compensation paid to our CEO and certain other executive officers to $1 million per person in any taxable year. Prior to changes to the tax code in December 2017, this limit did not apply to compensation that qualified as performance-based under Section 162(m). Effective for taxable years beginning after December 31, 2017, this exception has been repealed, unless the compensation qualifies for transition relief. As a result, from and after January 1, 2018, compensation to our named executive officers in excess of $1 million per year generally will not be deductible, even if performance-based.
The Compensation and Personnel Committee considers whether compensation will be deductible for federal tax purposes but, consistent with past practice, retains the flexibility and discretion to authorize compensation that will not be deductible. This flexibility is necessary to achieve elements of the Company’s success that are in the best long-term interests of the Company and its shareowners, such as attracting and retaining talented executives and rewarding achievement of key corporate goals.
Response to Non-Binding 2020 Say-on-Pay Shareowner Vote
At the Company’s 2020 Annual Meeting of Shareowners, shareowners approved the say-on-pay proposal with 97.6% of the votes cast in favor of the proposal. The say-on-pay proposal is an advisory, non-binding resolution relating to the compensation of our named executive officers. We interpret the voting results as support that our executive compensation program and practices are reasonable and well aligned with shareowners’ interests. Notwithstanding this vote of confidence expressed by our shareowners, the Compensation and Personnel Committee and management continue to review the Company’s executive compensation program and related disclosure with the assistance of outside compensation consultants and outside counsel to identify any potential changes that might augment shareowner value.
CONCLUSION
The Compensation and Personnel Committee is provided with appropriate information and reviews all components of our CEO’s and other executive officers’ compensation. Based on this information, the committee seeks to implement executive compensation that is appropriately tied to the performance of the Company and executives on behalf of shareowners, employees and customers.
ALLIANT ENERGY | 2021 Proxy Statement | 40

COMPENSATION AND PERSONNEL COMMITTEE REPORT
COMPENSATION AND PERSONNEL COMMITTEE REPORT
The Compensation and Personnel Committees of the Boards of Directors of the Company, IPL and WPL have reviewed and discussed the Compensation Discussion and Analysis with our management. Based on this review and discussion, the committees recommended to the respective Boards of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.
COMPENSATION AND PERSONNEL COMMITTEE
Susan D. Whiting (Chair)
Patrick E. Allen
Michael D. Garcia
Dean C. Oestreich
Thomas F. O’Toole

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EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The table below summarizes the compensation paid to or earned by our CEO, our CFO and our next three highest paid executive officers for 2020 and, where applicable, 2019 and 2018. We refer to such individuals in this Proxy Statement collectively as our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)	All Other Compensation($)(5)	Total ($)
John O. Larsen: Chair, President and Chief Executive Officer of Alliant Energy; Chair and Chief Executive Officer of IPL & WPL	2020	$978,750	$0	$3,502,151	$0	$1,265,550	$5,010,781	$262,902	$11,020,134
	2019	$754,615	$0	$2,473,403	$0	$1,143,000	$3,062,273	$186,708	$7,619,999
	2018	$546,702	$0	$697,416	$0	$446,600	$655,424	$106,808	$2,452,950
Robert J. Durian: Executive Vice President and Chief Financial Officer	2020	$542,154	$0	$1,025,288	$0	$477,900	$137,320	$150,193	$2,332,855
	2019	$500,577	$0	$904,931	$0	$444,500	$101,153	$137,803	$2,088,964
	2018	$472,837	$0	$867,356	$0	$385,700	$1,504	$109,761	$1,837,158
James H. Gallegos: Executive Vice President, General Counsel and Corporate Secretary	2020	$543,404	$0	$803,491	$0	$414,180	$43,550	$257,648	$2,062,273
	2019	$525,673	$0	$739,067	$0	$400,050	$41,422	$222,699	$1,928,911
	2018	$494,615	$0	$710,064	$0	$348,000	$3,340	$232,827	$1,788,846
David A. de Leon: Senior Vice President and President of WPL(6)	2020	$372,615	$0	$327,132	$0	$221,250	$91,000	$57,801	$1,069,798
	2019	$301,154	$0	$226,244	$0	$171,450	$70,000	$49,035	$817,883
Terry L. Kouba: Senior Vice President and President of IPL(6)	2020	$374,135	$0	$327,132	$0	$221,250	$110,170	$59,562	$1,092,249
	2019	$301,154	$0	$226,244	$0	$171,450	$96,130	$52,169	$847,147
(1)    The amounts shown in this column include any amounts deferred by the named executive officers under the Alliant Energy Deferred Compensation Plan. See 2020 Non-qualified Deferred Compensation.
(2)    The amounts in this column reflect the aggregate grant date fair value of performance shares, performance restricted stock units and restricted stock units granted pursuant to our Amended and Restated 2010 Omnibus Incentive Plan, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718.
A discussion of the assumptions used in calculating the award values may be found in Note 13(b) to our 2020 audited financial statements contained in our Annual Report on Form 10-K. For the performance shares, the grant date fair value is based on the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.
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EXECUTIVE COMPENSATION
The following represents the breakdown of the 2020 grant date fair value of performance shares at target and at maximum, respectively, for each named executive officer:

Name	Grant Date Fair Value of Performance Shares (Target)	Grant Date Fair Value of Performance Shares (Maximum)
John O. Larsen	$1,284,002	$2,568,004
Robert J. Durian	$375,915	$751,830
James H. Gallegos	$294,584	$589,168
David A. de Leon	$119,947	$239,894
Terry L. Kouba	$119,947	$239,894
The following represents the breakdown of the 2020 grant date fair value of performance restricted stock units at target and at maximum, respectively, for each named executive officer:

Name	Grant Date Fair Value of Performance Restricted Stock Units (Target)	Grant Date Fair Value of Performance Restricted Stock Units (Maximum)
John O. Larsen	$1,194,379	$2,388,758
Robert J. Durian	$349,676	$699,352
James H. Gallegos	$274,022	$548,044
David A. de Leon	$111,575	$223,150
Terry L. Kouba	$111,575	$223,150
(3)    The 2020 amounts in this column represent cash amounts for short-term incentive pay received by the named executive officers with respect to services performed in 2020 that were paid in 2021.
(4)    The 2020 amounts in this column reflect: (a) the actuarial increase in the present value of each named executive officer’s benefits under all pension plans established by us, determined using the assumptions and methods set forth in footnote (4) to the 2020 Pension Benefits table, which may include amounts that the named executive officer is not currently entitled to receive because such amounts are not yet vested, and (b) amounts representing above market interest on non-qualified deferred compensation. The following represents the breakdown for 2020 for each of the changes in pension value and the above market interest on non-qualified deferred compensation, respectively, for each named executive officer:

Name	Change in Pension Value	Above Market Non-qualified Deferred Compensation Earnings
John O. Larsen	$5,005,000	$5,781
Robert J. Durian	$134,000	$3,320
James H. Gallegos	$43,000	$550
David A. de Leon	$91,000	$0
Terry L. Kouba	$110,000	$170
The changes in the actuarial present values of the named executive officers’ pension benefits do not constitute cash payments to the named executive officers.
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EXECUTIVE COMPENSATION
(5)    The following table provides details for the amounts reported under the All Other Compensation column for 2020.

Name	Perquisites and Other Personal Benefits(a)	Registrant Contributions to Defined Contribution Plans(b)	Life Insurance Premiums	Dividends(c)
John O. Larsen	$0	$77,596	$7,201	$178,105
Robert J. Durian	$0	$53,692	$2,074	$94,427
James H. Gallegos	$12,786	$163,101	$5,999	$75,762
David A. de Leon	$0	$31,904	$2,557	$23,340
Terry L. Kouba	$0	$31,904	$3,925	$23,733
(a)    Mr. Gallegos received perquisites and other personal benefits comprised of $2,951 for an annual physical exam, $9,250 for financial planning services and $585 for executive long-term disability insurance. None of the other named executive officers received perquisites and other personal benefits in the aggregate amount of $10,000 or more in 2020.
(b)    Matching contributions to the Alliant Energy Corporation 401(k) Savings Plan, employer contributions to the Alliant Energy Deferred Compensation Plan, employer contributions based on age and service to the 401(k) Savings Plan accounts and employer contributions to the Alliant Energy Excess Retirement Plan and, in the case of Mr. Gallegos, employer contributions to the Defined Contribution Supplemental Retirement Plan equal to 12% of base pay and annual incentive pay.
(c)    Dividends and dividend equivalents earned in 2020 on unvested performance shares, performance restricted stock units and restricted stock units are reinvested and paid only at the time performance and/or vesting conditions are satisfied.
(6)    Mr. de Leon and Mr. Kouba were not named executive officers in 2018.

2020 CEO Pay Ratio
As required by SEC rules, we are providing the following information based on reasonable estimates.
For 2020, the median of the annual total compensation of all employees (other than CEO) of the Company was $199,102.
The annual total compensation of our CEO, as reported in the Summary Compensation Table for 2020 above, was $11,020,134.
The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees for 2020 was 55 to 1.
To identify the median employee from our employee population in 2020, we compared the amount of salary and wages of our employees as reflected in our payroll records as reported to the IRS on Form W-2 for 2020. We used December 31, 2020 as the determination date. We did not consider annual equity awards in determining the median employee as such awards are not widely distributed to our employee population. We did not make any cost-of-living adjustments. We annualized the compensation of employees who were hired in 2020.
Once we identified our median employee, we calculated that employee’s compensation for 2020 as though that compensation were being calculated for purposes of the Summary Compensation Table. We compared that compensation total with the 2020 compensation of our current CEO as described above.

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EXECUTIVE COMPENSATION
2020 GRANTS OF PLAN-BASED AWARDS
The following table sets forth information regarding all plan-based awards that we granted to our named executive officers in 2020.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards
		Threshold ($) 20%	Target ($) 100%	Maximum ($) 150%	Threshold (#) 50%	Target (#) 100%	Maximum (#) 200%
John O. Larsen	2/20/2020(2)				10,025	20,050	40,100		$1,284,002
	2/20/2020(3)				10,025	20,050	40,100		$1,194,379
	2/20/2020(4)							17,186	$1,023,770
		$214,500	$1,072,500	$1,608,750
Robert J. Durian	2/20/2020(2)				2,935	5,870	11,740		$375,915
	2/20/2020(3)				2,935	5,870	11,740		$349,676
	2/20/2020(4)							5,031	$299,697
		$81,000	$405,000	$607,500
James H. Gallegos	2/20/2020(2)				2,300	4,600	9,200		$294,584
	2/20/2020(3)				2,300	4,600	9,200		$274,022
	2/20/2020(4)							3,943	$234,885
		$70,200	$351,000	$526,500
David A. de Leon	2/20/2020(2)				937	1,873	3,746		$119,947
	2/20/2020(3)				937	1,873	3,746		$111,575
	2/20/2020(4)							1,605	$95,610
		$37,500	$187,500	$281,250
Terry L. Kouba	2/20/2020(2)				937	1,873	3,746		$119,947
	2/20/2020(3)				937	1,873	3,746		$111,575
	2/20/2020(4)							1,605	$95,610
		$37,500	$187,500	$281,250
(1)    The amounts shown represent the threshold, target and maximum awards that could have been earned under our EXPP Plan for 2020 as described more fully under “Compensation Discussion and Analysis — How We Pay Named Executive Officers— Short-Term (Annual) Incentive Pay.” The threshold payment level was 20% of the target amount. The maximum payment level was 150% of the target amount. Payments earned for 2020 are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(2)    The amounts shown represent the threshold, target and maximum amounts of performance shares that were awarded in 2020 to the named executive officers under our Amended and Restated 2010 Omnibus Incentive Plan as described more fully under “Compensation Discussion and Analysis — How We Pay Our Named Executive Officers — Long-Term (Equity) Awards.” The threshold amount is shown at 50% of the target amount. The maximum amount is 200% of the target amount. For the performance shares, the grant date fair value is based on the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date pursuant to FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the performance shares granted on February 20, 2020, the grant date fair value, as determined by FASB ASC Topic 718, is $64.04. Performance shares granted in 2020 accumulate dividend equivalents on the same basis as shares of our common stock, but dividends are not paid until performance targets and vesting requirements are met.
(3)    The amounts shown represent the threshold, target and maximum amounts of performance restricted stock units that were awarded in 2020 to the named executive officers under our Amended and Restated 2010 Omnibus Incentive Plan as described more fully under “Compensation Discussion and Analysis — How We Pay Our Named Executive Officers — Long-Term (Equity) Awards.” The threshold amount is shown at 50% of the target amount. The maximum amount is 200% of the target amount. For the performance restricted stock units, the grant date fair value, as determined by the closing price of our common stock on February 20, 2020, is $59.57. Performance restricted stock units granted in 2020 accumulate dividends on the same basis as shares of our common stock, but dividends are not paid until performance targets and vesting requirements are met.
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EXECUTIVE COMPENSATION
(4)    The amounts shown represent the number of restricted stock units that were awarded in 2020 to the named executive officers under our Amended and Restated 2010 Omnibus Incentive Plan as described more fully under “Compensation Discussion and Analysis — How We Pay Our Named Executive Officers — Long-Term (Equity) Awards.” For the restricted stock units, the grant date fair value, as determined by the closing price of our common stock on February 20, 2020, is $59.57. Restricted stock units granted in 2020 accumulate dividends on the same basis as shares of our common stock, but dividends are not paid until the restricted stock units are fully vested.

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EXECUTIVE COMPENSATION
2020 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information on outstanding unvested equity awards held by our named executive officers on December 31, 2020. No stock options are outstanding.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John O. Larsen			17,408	$897,034	(2)
			19,858	$1,023,283	(3)
			40,997	$2,112,575	(4)
			17,408	$897,034	(5)
			19,858	$1,023,283	(6)
			40,997	$2,112,575	(7)
	7,461	$384,465			(8)
	8,510	$438,520			(9)
	17,570	$905,382			(10)
Robert J. Durian			14,506	$747,494	(2)
			12,003	$618,515	(4)
			14,506	$747,494	(5)
			12,003	$618,515	(7)
	6,217	$320,362			(8)
	5,144	$265,070			(10)
James H. Gallegos			11,848	$610,527	(2)
			9,406	$484,691	(4)
			11,848	$610,527	(5)
			9,406	$484,691	(7)
	5,077	$261,618			(8)
	4,031	$207,717			(10)
David A. de Leon			3,627	$186,899	(2)
			3,830	$197,360	(4)
			3,627	$186,899	(5)
			3,830	$197,360	(7)
	1,554	$80,078			(8)
	1,641	$84,561			(10)
Terry L. Kouba			3,627	$186,899	(2)
			3,830	$197,360	(4)
			3,627	$186,899	(5)
			3,830	$197,360	(7)
	1,554	$80,078			(8)
	1,641	$84,561			(10)
(1)    The share or unit values in the table include credited dividend equivalents, which will be paid only if the vesting criterion is met and the underlying award is paid out. The dollar values in the table are calculated by using the closing price of our common stock of $51.53 on December 31, 2020.
(2)    Performance shares granted on February 21, 2019. Vesting occurs if the performance criterion is met in year 3. The values in the table assume maximum level performance.
(3)     Performance shares granted on July 24, 2019. Vesting occurs if the performance criterion is met in year 3. The values in the table assume maximum level performance.
(4)    Performance shares granted on February 20, 2020. Vesting occurs if the performance criterion is met in year 3. The values in the table assume maximum level performance.
(5)    Performance restricted stock units granted on February 21, 2019. Vesting occurs if the performance criterion is met in year 3. The values in the table assume maximum level performance.
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EXECUTIVE COMPENSATION
(6)    Performance restricted stock units granted on July 24, 2019. Vesting occurs if the performance criterion is met in year 3. The values in the table assume maximum level performance.
(7)    Performance restricted stock units granted on February 20, 2020. Vesting occurs if the performance criterion is met in year 3. The values in the table assume maximum level performance.
(8)    Restricted stock units granted on February 21, 2019. Vesting occurs based on continuous service through year 3.
(9)    Restricted stock units granted on July 24, 2019. Vesting occurs based on continuous service through year 3.
(10)    Restricted stock units granted on February 20, 2020. Vesting occurs based on continuous service through year 3.
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EXECUTIVE COMPENSATION
2020 OPTION EXERCISES AND STOCK VESTED
The following table shows a summary of the stock awards vested for the named executive officers during 2020. No stock options were exercised during 2020.

	Stock Awards
Name	Long-Term Equity Awards	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)(2)(3)
John O. Larsen	Performance Shares	11,754	$593,459
	Performance Restricted Stock Units	13,628	$662,457
	Restricted Stock Units	5,840	$300,935
Robert J. Durian	Performance Shares	14,618	$738,063
	Performance Restricted Stock Units	16,948	$823,842
	Restricted Stock Units	7,263	$374,262
James H. Gallegos	Performance Shares	11,967	$604,214
	Performance Restricted Stock Units	13,875	$674,464
	Restricted Stock Units	5,946	$306,397
David A. de Leon	Performance Shares	3,111	$157,074
	Performance Restricted Stock Units	3,607	$175,336
	Restricted Stock Units	1,546	$79,665
Terry L. Kouba	Performance Shares	3,231	$163,133
	Performance Restricted Stock Units	3,746	$182,093
	Restricted Stock Units	1,605	$82,706
(1)    For performance shares granted for the 2018-2020 performance period, reflects an amount calculated by multiplying the number of vested performance shares by the fair market value of our common stock on January 4, 2021 (the first business day following the end of 2020) of $50.49, plus accumulated dividend equivalent units (including fractional amounts not shown). For performance restricted stock units granted in 2018 that vested, reflects an amount calculated by multiplying the number of vested performance restricted stock units, plus accumulated dividend equivalent units (including fractional amounts not shown), by the fair market value of our common stock on February 18, 2021 (the date the Compensation and Personnel Committee certified achievement of the performance goals for such performance restricted stock units) of $48.61. For restricted stock units granted in 2018 that vested, reflects an amount calculated by multiplying the number of vested shares of restricted stock units, plus accumulated dividend equivalent units (including fractional amounts not shown), by the fair market value of our common stock on December 31, 2020 of $51.53. Performance restricted stock units are settled in shares only.
(2)    Executive officers receiving a payout of their performance shares for the performance period ending December 31, 2020 could elect to receive their awards in cash, in shares of common stock, or a combination of cash and common stock. All of the named executive officers elected to receive their awards 100% in cash (based on the fair market value of our common stock on January 4, 2021), except Mr. Larsen, who elected to receive his award 100% in common stock and Mr. Durian, who elected to receive his award 50% in common stock and 50% in cash.
(3)    Executive officers receiving a payout of their restricted stock units could elect to receive their awards in cash, in shares of common stock, or a combination of cash and common stock. All of the named executive officers elected to receive their awards 100% in cash (based on the fair market value of our common stock on December 31, 2020), except Mr. Larsen, who elected to receive his award 100% in common stock and Mr. Durian, who elected to receive his award 50% in common stock and 50% in cash.

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EXECUTIVE COMPENSATION
2020 PENSION BENEFITS
Pension Benefits Table
The following table sets forth the number of years of credited service, the present value of accumulated benefits and payments during 2020 for each of our named executive officers under the Alliant Energy Cash Balance Pension Plan, the Alliant Energy Excess Retirement Plan, and the Alliant Energy Defined Benefit Supplemental Retirement Plan, (DB SRP), which are each described below. The amounts shown for our named executive officers are estimates only and do not necessarily reflect the actual amounts that will be paid to them, which will only be known at the time that they become eligible for payment.

Name	Plan Name	Number of Years Credited Service (#)(3)	Present Value of Accumulated Benefit ($)(4)	Payments During 2020 ( $ )
John O. Larsen	Cash Balance Pension Plan	20.5	$742,000
	Excess Retirement Plan	32.9	$362,000
	DB SRP	32.9	$10,476,000
		Total	$11,580,000	$0
Robert J. Durian(1)	Cash Balance Pension Plan	15.9	$219,000
	Excess Retirement Plan	28.3	$255,000
	DB SRP	N/A	N/A
		Total	$474,000	$0
James H. Gallegos(2)	Cash Balance Pension Plan	N/A	N/A
	Excess Retirement Plan	10.2	$158,000
	DB SRP	N/A	N/A
		Total	$158,000	$0
David A. de Leon(1)	Cash Balance Pension Plan	21.2	$507,000
	Excess Retirement Plan	33.6	$8,000
	DB SRP	N/A	N/A
		Total	$515,000	$0
Terry L. Kouba(1)	Cash Balance Pension Plan	27.4	$775,000
	Excess Retirement Plan	39.8	$32,000
	DB SRP	N/A	N/A
		Total	$807,000	$0
(1)    Mr. Durian, Mr. de Leon and Mr. Kouba are not eligible for the DB SRP or Defined Contribution Supplemental Retirement Plan (DC SRP). They are eligible for the Cash Balance Pension Plan and the Excess Retirement Plan.
(2)    Mr. Gallegos is not eligible for the Cash Balance Pension Plan or the DB SRP. He is eligible for the DC SRP and the Excess Retirement Plan. The employer contribution to the DC SRP is included in the Summary Compensation Table under All Other Compensation.
(3)    Years of credited service for the Cash Balance Pension Plan are less than the actual years of service of the officer because the Cash Balance Pension Plan was frozen in August 2008.
(4)    The following assumptions, among others, were used to calculate the present value of accumulated benefits: benefit commencement age is the earliest unreduced retirement age for the predominant plan (Mr. Larsen, Mr. Durian, Mr. de Leon and Mr. Kouba each at age 62 for the Cash Balance Pension Plan and Excess Retirement Plan, Mr. Gallegos at age 65 for the Excess Retirement Plan, and Mr. Larsen at age 62 for the DB SRP); the benefit calculation date is December 31, 2020, consistent with our accounting measurement date for financial statement reporting purposes; the ASC 715 discount rate is 2.31% for the DB SRP, 1.85% for the Excess Retirement Plan, and 2.46% for the Cash Balance Pension Plan (compared to 3.40% for the DB SRP, 3.27% for the Excess Retirement Plan, and 3.44% for the Cash Balance Pension Plan in 2019); the post-retirement mortality assumption is based on the PRI-2012 mortality table with white collar adjustment and generational projection starting in 2012 using a modified Scale MP-2020 (same as used for ASC 715 valuations); the form of payment is 40% lump sum and 60% annuity for the Cash Balance Pension Plan and 100% lump sum for the Excess Retirement Plan; and the ASC 715 accounting valuation for the DB SRP anticipates payments in the form of a lump sum (for those that elected lump sum or installment) and the effective lump sum interest rate for valuation purposes is approximately 1.12% at year-end 2020.
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Alliant Energy Cash Balance Pension Plan
A portion of our salaried employees, including our named executive officers, are eligible to participate in the Alliant Energy Cash Balance Pension Plan that we maintain. The Cash Balance Pension Plan bases a participant’s defined benefit pension on the value of a hypothetical account balance. For individuals participating in the Cash Balance Pension Plan as of August 1, 1998, a starting account balance was created equal to the present value of the benefit accrued as of December 31, 1997, under the applicable prior benefit formula. In addition, such individuals received a special one-time transition credit amount equal to a specified percentage varying with age and multiplied by credited service and pay. For 1998 through August 2, 2008, participants received annual credits to the account equal to 5% of base pay (including certain incentive payments, pre-tax deferrals and other items). For 1998 through August 2, 2008, participants also received an interest credit on all prior accruals equal to 4%, plus a potential share of the gain on the investment return on Cash Balance Pension Plan assets for the year. We amended the Cash Balance Pension Plan’s interest crediting rate for 2009 and future years. The new interest crediting rate is equal to the annual percentage change in the consumer price index as of October each year, plus 3%.
Mr. Gallegos is not eligible to participate in the Cash Balance Pension Plan. For Mr. Larsen, Mr. Durian, Mr. de Leon, and Mr. Kouba, estimated benefits under the applicable prior plan benefit formula are expected to be higher than under the Cash Balance Pension Plan formula, utilizing current assumptions. Therefore, their benefits are determined under the applicable prior plan benefit formula. To the extent benefits under the Cash Balance Pension Plan are limited by tax law, any excess will be paid under the Excess Retirement Plan described below. Cash Balance Pension Plan accruals ceased as of August 2, 2008. This freeze applies to both the 5% of base pay annual credits to the hypothetical account balance and to the grandfathered prior plan formulas. Subsequent to August 2, 2008, active participants receive enhanced benefits under the Alliant Energy Corporation 401(k) Savings Plan.
Pension benefits for Mr. Larsen and Mr. Durian are determined using the prior plan formula from the IES Industries pension plan. The prior plan formula provides retirement income based on years of service, final average compensation and Social Security covered compensation.
The monthly benefit formula for Mr. Larsen and Mr. Durian for service until the August 2, 2008 freeze date is A + B + C where: A = 1.05% of average monthly compensation for the number of years of service not in excess of 35; B = 0.50% of average monthly compensation in excess of Social Security covered compensation for the number of years of service not in excess of 35; and C = 1.38% of average monthly compensation for the number of years of service in excess of 35. Compensation generally is the salary amount reported in the Summary Compensation Table (subject to the limit in the tax code), with the final average compensation being calculated based on the three highest calendar years of such pay. The formula provides the basic benefit payable for the life of the participant. If the participant receives an alternative form of payment, then the monthly benefit would be reduced accordingly. Early retirement benefits are available after a participant reaches age 55, provided he has at least 15 years of service. Unreduced benefits are available at age 62. Benefits that commence prior to age 62 are reduced by a factor of not less than 5% per year.
Pension benefits for Mr. de Leon are determined using the prior plan formula from the WPL pension plan. The prior plan formula provides retirement income based on years of service, final average compensation and Social Security covered compensation.
The monthly benefit formula for Mr. de Leon for service until the August 2, 2008 freeze date is A - B x C where: A = 55% of average monthly compensation for the number of years of service not in excess of 30; B = 0.50% of average monthly compensation in excess of Social Security covered compensation; and C is credited service (up to 360 months) divided by 30. Compensation generally is the salary amount reported in the Summary Compensation Table (subject to the limit in the tax code), with the final average compensation being calculated based on the three highest calendar years of such pay. The formula provides the basic benefit payable for the life of the participant. If the participant receives an alternative form of payment, then the monthly benefit would be reduced accordingly. Early retirement benefits are available after a participant reaches age 55, provided he has at least five years of vesting service. Unreduced benefits are available at age 62. Benefits that commence prior to age 62 are reduced by a factor of not less than 5% per year.
Pension benefits for Mr. Kouba are determined using the prior plan formula from the IPC pension plan. The prior plan formula provides retirement income based on years of service and final average compensation.
The monthly benefit formula for Mr. Kouba for service until the August 2, 2008 freeze date is A + B where: A = 1.17% of average monthly compensation for the number of years of service not in excess of 35 and B = 0.35% of average monthly compensation in excess of Social Security covered compensation. Compensation generally is the salary amount reported in the Summary Compensation Table (subject to the limit in the tax code), with the final average compensation being calculated based on the three highest calendar years of such pay. The formula provides the basic benefit payable for the life of the participant. If the participant receives an alternative form of payment, then the monthly benefit would be reduced
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accordingly. Early retirement benefits are available after a participant reaches age 55, provided he has at least 5 years of vesting service. Unreduced benefits are available at age 62. Benefits that commence prior to age 62 are reduced by a factor of not less than 3% per year.
Alliant Energy Excess Retirement Plan
We maintain an unfunded Excess Retirement Plan that provides funds for payment of retirement benefits where an employee’s retirement benefits exceed statutory limits applicable to the tax-qualified plans. The Excess Retirement Plan provides an amount equal to the difference between (i) the actual pension benefit payable under the Cash Balance Pension Plan and our actual contributions based on age and service to the Alliant Energy Corporation 401(k) Savings Plan, and (ii) what such benefits and contributions would be if calculated without regard to any limitation imposed by the tax code on pension benefits or covered compensation.
Alliant Energy Supplemental Retirement Plan
We maintain a legacy DB SRP and a legacy DC SRP, which provide additional retirement benefits if the executive remains with us until retirement, disability or death. The DB SRP is an unfunded, defined benefit retirement plan. The DC SRP is an unfunded, defined contribution plan. The DB SRP was discontinued in 2008. We also do not anticipate providing any DC SRP benefits to any executives hired or promoted in or after 2013. Mr. Larsen participates in the DB SRP. Mr. Gallegos participates in the DC SRP. Mr. Durian, Mr. de Leon and Mr. Kouba do not participate in either the DB SRP or the DC SRP.
For Mr. Larsen, the DB SRP provides for payments in accordance with the formula A - (B + C + D) where: A = 50% of the participant’s average annual earnings (base salary plus annual incentive pay) for the highest paid three consecutive years out of the last 10 years of the participant’s employment; B = benefits payable to the officer from the officer’s defined benefit plan; C = the aggregate Company contributions based on age and service to the Alliant Energy Corporation 401(k) Savings Plan; and D = the Excess Retirement Plan. The normal retirement date under the DB SRP is age 62 with at least 10 years of service; early retirement is at age 55 with at least 10 years of service and five or more years of continuous DB SRP employment. If a participant retires prior to age 62, the payment under the DB SRP is reduced by approximately 5% per year for each year the participant’s retirement date precedes his or her normal retirement date. This early retirement reduction factor is applied prior to any other offsets (described as B, C, or D above). Payment of benefits under the DB SRP commences six months after the participant’s retirement.
At the timely election of the participant, benefits under the DB SRP will be made in a lump sum, in annual installments over a period of five years, or in monthly installments for 18 years. Participants made their elections in December 2008. Participants may change their form of payment once, provided that the new election is made at least 12 months prior to their retirement. If such an election is made, benefits under the DB SRP will not be paid for five years after they otherwise would have been. If the monthly benefit is selected, and the participant dies prior to receiving 12 years of payments, payments continue to any surviving spouse or dependent children, payable for the remainder of the 12-year period. If the five annual installments benefit is selected and the participant dies prior to receiving five annual payments, payments will continue to any surviving spouse or dependent children, payable for the remainder of the five-year period. If the participant dies while still employed by us, the designated beneficiary will receive a lump sum equal to the discounted value of retirement benefits for 12 years.
For Mr. Gallegos, the annual contribution credited to the DC SRP is equal to 12% of annual earnings, which consists of base salary and annual incentive pay earned for the year. An annual interest credit is earned on Mr. Gallegos’ account based on the annual investment return of a benchmark S&P 500 index fund. The normal retirement date under the DC SRP is age 55 with at least five years of continuous SRP employment. Payment of benefits under the DC SRP commences six months after the participant’s retirement. Upon retirement, distribution from the plan is made in five annual installments.
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EXECUTIVE COMPENSATION
2020 NON-QUALIFIED DEFERRED COMPENSATION
The table below sets forth certain information as of December 31, 2020 for each of our named executive officers with respect to the Alliant Energy Deferred Compensation Plan, which is described below.

Name	Executive Contributions in 2020 ($)(1)	Registrant Contributions in 2020 ($)(2)	Aggregate Earnings in 2020 ($)(3)	Aggregate Withdrawals/ Distributions in 2020 ($)	Aggregate Balance as of December 31, 2020 ($)(4)
John O. Larsen	$19,385	$9,692	$65,792	$0	$1,797,434
Robert J. Durian	$53,692	$11,727	$287,211	$0	$1,931,962
James H. Gallegos	$32,004	$11,423	$52,861	$0	$524,608
David A. de Leon	$0	$0	$0	$0	$0
Terry L. Kouba	$0	$0	$85,718	$0	$502,071
(1)    The amounts reported are also reported under the Salary and Non-Equity Incentive Plan Compensation columns, as applicable, in the Summary Compensation Table.
(2)    The amounts reported are also reported under the All Other Compensation column in the Summary Compensation Table and represent contributions earned in the last completed fiscal year but not credited until the following fiscal year.
(3)    The following portion of the amounts reported in this column, which represents above-market interest on deferred compensation, is reported under the Change in Pension Value and Non-qualified Deferred Compensation Earnings column in the Summary Compensation Table.

Name	Above-Market Interest on Deferred Compensation
John O. Larsen	$5,781
Robert J. Durian	$3,320
James H. Gallegos	$550
David A. de Leon	$0
Terry L. Kouba	$170
(4)    The following amounts included in this column for the Alliant Energy Deferred Compensation Plan also have been reported in the Total column of the Summary Compensation Table for 2019 and 2018.

Name	Reported for 2019	Reported for 2018
John O. Larsen	$22,293	$24,616
Robert J. Durian	$60,231	$57,155
James H. Gallegos	$76,646	$60,103
David A. de Leon	N/A	N/A
Terry L. Kouba	N/A	N/A
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EXECUTIVE COMPENSATION
We maintain the Alliant Energy Deferred Compensation Plan (AEDCP) under which participants, including our current named executive officers, may defer up to 100% of base salary and annual incentive pay. Participants who have made the maximum allowed contribution to the Alliant Energy Corporation 401(k) Savings Plan may receive an additional credit from the Company to the AEDCP. The credit made in March 2020 was equal to 50% of A - B, where:
A = the lesser of (i) 8% of base salary for the plan year or (ii) the sum of the amounts (if any) contributed by the participant to the Alliant Energy Corporation 401(k) Savings Plan during the applicable year that were eligible for matching contributions under the Alliant Energy Corporation 401(k) Savings Plan, plus the amounts deferred by the participant during the applicable year under the AEDCP; and
B = the amount of any matching contributions under the Alliant Energy Corporation 401(k) Savings Plan on behalf of the participant for the applicable year.
The participant may elect to have his or her deferrals credited to an Interest Account, Equity Account, Company Stock Account or Mutual Fund Account. Deferrals and matching contributions to the Interest Account receive an annual return based on the 10-year Treasury Bond Rate plus 1.50%. Deferrals and matching contributions credited to the Equity Account are treated as invested in an S&P 500 index fund. Deferrals and matching contributions credited to the Mutual Fund Account are treated as invested in a mutual fund or other investment vehicle offered under the Alliant Energy Corporation 401(k) Savings Plan and selected by the participant. Deferrals and matching contributions credited to the Company Stock Account are treated as though invested in our common stock and are credited with dividend equivalents, which are treated as if reinvested. The shares of common stock identified as obligations under the AEDCP are held in a rabbi trust. Payments from the AEDCP due to death or retirement may be made in a lump sum or in annual installments for up to 10 years at the election of the participant. Payments from the AEDCP for any reason other than death or retirement are made in a lump sum. Participants are selected by our CEO. All of our current named executive officers are participants in the AEDCP.
We maintain a frozen legacy deferred compensation plan (the IES Deferred Compensation Plan), in which Mr. Larsen has a frozen account balance in the amount of $37,316 as of December 31, 2020. An interest credit is provided for the balance in the account at an annual rate of 9%. This plan was frozen on April 21, 1998, and since then, no amounts have been deferred to the account.
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2020 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Tables
The following tables describe potential payments and benefits under our compensation and benefit plans and arrangements to which our named executive officers would be entitled upon termination of employment and/or a change in control of our Company. The estimated amount of compensation payable to each of our named executive officers in each situation is listed in the following tables assuming that the termination and/or change in control of our Company occurred on December 31, 2020, the last business day of our last completed fiscal year, and that our common stock is valued at $51.53, which was the closing market price for our common stock on that date. The actual amount of payments and benefits can only be determined at the time of such a termination or change in control and therefore the actual amounts will vary from the estimated amounts in the following tables. Descriptions of the circumstances that would trigger payments or benefits to our named executive officers, the method under which such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits, and other material factors regarding such agreements and plans, as well as other material assumptions that we have made in calculating the estimated compensation, follow these tables.

John O. Larsen	Death	Disability	Involuntary Termination Without Cause	Retirement	Change in Control and Termination Without Cause or for Good Reason	Change in Control Without Termination
Triggered Payouts
Cash Termination Payment	$0	$0	$975,000	$0	$4,236,000	$0
Life, Medical, Dental Insurance Continuation	$0	$0	$13,104	$0	$52,416	$0
Lump Sum SRP	$0	$0	$0	$0	$0	$0
Unearned Restricted Stock Units	$1,728,368	$1,728,368	$173,428	$1,728,368	$173,428	$173,428
Unearned Performance Restricted Stock Units	$2,016,471	$2,016,471	$992,210	$2,016,471	$992,210	$992,210
Unearned Performance Shares	$2,016,471	$2,016,471	$992,210	$2,016,471	$992,210	$992,210
Outplacement Services	$0	$0	$10,000	$0	$97,500	$0
Legal and Accounting Advisor Services	$0	$0	$0	$0	$10,000	$0
Total Pre-Tax Benefit	$5,761,310	$5,761,310	$3,155,952	$5,761,310	$6,553,764	$2,157,848

Robert J. Durian	Death	Disability	Involuntary Termination Without Cause	Retirement	Change in Control and Termination Without Cause or for Good Reason	Change in Control Without Termination
Triggered Payouts
Cash Termination Payment	$0	$0	$540,000	$0	$1,969,000	$0
Life, Medical, Dental Insurance Continuation	$0	$0	$8,484	$0	$33,936	$0
Lump Sum SRP	$0	$0	$0	$0	$0	$0
Unearned Restricted Stock Units	$585,432	$585,432	$50,200	$585,432	$50,200	$50,200
Unearned Performance Restricted Stock Units	$683,030	$683,030	$352,208	$683,030	$352,208	$352,208
Unearned Performance Shares	$683,030	$683,030	$352,208	$683,030	$352,208	$352,208
Outplacement Services	$0	$0	$10,000	$0	$54,000	$0
Legal and Accounting Advisor Services	$0	$0	$0	$0	$10,000	$0
Total Pre-Tax Benefit	$1,951,492	$1,951,492	$1,313,100	$1,951,492	$2,821,552	$754,616
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James H. Gallegos	Death	Disability	Involuntary Termination Without Cause	Retirement	Change in Control and Termination Without Cause or for Good Reason	Change in Control Without Termination
Triggered Payouts
Cash Termination Payment	$0	$0	$540,000	$0	$1,880,100	$0
Life, Medical, Dental Insurance Continuation	$0	$0	$7,638	$0	$30,552	$0
Lump Sum SRP	$0	$0	$0	$0	$0	$0
Unearned Restricted Stock Units	$469,335	$469,335	$39,839	$469,335	$39,839	$39,839
Unearned Performance Restricted Stock Units	$547,610	$547,610	$284,291	$547,610	$284,291	$284,291
Unearned Performance Shares	$547,610	$547,610	$284,291	$547,610	$284,291	$284,291
Outplacement Services	$0	$0	$10,000	$0	$54,000	$0
Legal and Accounting Advisor Services	$0	$0	$0	$0	$10,000	$0
Total Pre-Tax Benefit	$1,564,555	$1,564,555	$1,166,059	$1,564,555	$2,583,073	$608,421

David A. de Leon	Death	Disability	Involuntary Termination Without Cause	Retirement	Change in Control and Termination Without Cause or for Good Reason	Change in Control Without Termination
Triggered Payouts
Cash Termination Payment	$0	$0	$375,000	$0	$1,125,000	$0
Life, Medical, Dental Insurance Continuation	$0	$0	$8,484	$0	$33,936	$0
Lump Sum SRP	$0	$0	$0	$0	$0	$0
Unearned Restricted Stock Units	$164,639	$164,639	$14,965	$164,639	$14,965	$14,965
Unearned Performance Restricted Stock Units	$192,155	$192,155	$95,176	$192,155	$95,176	$95,176
Unearned Performance Shares	$192,155	$192,155	$95,176	$192,155	$95,176	$95,176
Outplacement Services	$0	$0	$10,000	$0	$37,500	$0
Legal and Accounting Advisor Services	$0	$0	$0	$0	$10,000	$0
Total Pre-Tax Benefit	$548,949	$548,949	$598,801	$548,949	$1,411,753	$205,317

Terry L. Kouba	Death	Disability	Involuntary Termination Without Cause	Retirement	Change in Control and Termination Without Cause or for Good Reason	Change in Control Without Termination
Triggered Payouts
Cash Termination Payment	$0	$0	$375,000	$0	$1,125,000	$0
Life, Medical, Dental Insurance Continuation	$0	$0	$8,484	$0	$33,936	$0
Lump Sum SRP	$0	$0	$0	$0	$0	$0
Unearned Restricted Stock Units	$164,639	$164,639	$14,965	$164,639	$14,965	$14,965
Unearned Performance Restricted Stock Units	$192,155	$192,155	$95,176	$192,155	$95,176	$95,176
Unearned Performance Shares	$192,155	$192,155	$95,176	$192,155	$95,176	$95,176
Outplacement Services	$0	$0	$10,000	$0	$37,500	$0
Legal and Accounting Advisor Services	$0	$0	$0	$0	$10,000	$0
Total Pre-Tax Benefit	$548,949	$548,949	$598,801	$548,949	$1,411,753	$205,317

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Change in Control Agreements
We currently have in effect Key Executive Employment and Severance Agreements (KEESAs) with all our named executive officers. The KEESAs provide that each executive officer who is a party thereto is entitled to benefits if, within a period of up to two years after a change in control of our Company (as defined below), or within 180 days prior thereto in connection with a change in control, the executive’s employment ends as a result of: (a) termination by us, other than by reason of death or disability or for cause (as defined below), or (b) termination by the officer for good reason (as defined below).
The KEESAs provide the following benefits, each of which is reflected in the tables above, assuming the maximum potential amounts payable pursuant to the terms of the KEESAs:
•reimbursement not to exceed 10% of the officer’s annual base salary for outplacement services
•continuation of life, medical and dental insurance coverage for up to two years
•full vesting of the officer’s accrued benefit under any SRP and in any defined contribution retirement plan, and deemed satisfaction of any minimum years of service requirement under the SRP (the amounts shown in the tables above assume a lump sum form of payment under the SRP using the 2021 lump sum interest rate of 0.89% and a single life annuity or lump sum payment under our qualified Cash Balance Pension Plan and nonqualified Excess Retirement Plan using a lump sum interest rate for payment commencing in fiscal 2021 (i.e., IRS PPA lump sum segment interest rate of 0.54%, 2.38%, and 3.28%)), provided that the SRP benefit will not be received until the executive officer reaches age 55
•full vesting of any time-vesting restricted stock
•payment at target of all incentive plan awards pursuant to any long-term incentive plan on a pro rata basis, unless the award cycle has been in effect less than six months
•a cash termination payment of up to two times the sum of (i) the officer’s annual base salary, and (ii) the greater of the officer’s target annual incentive pay for the year in which the termination date occurs, or the officer’s annual incentive pay in the year prior to the change in control, and
•reimbursement for up to $10,000 in legal or accounting advisor fees.
The KEESAs provide that if any portion of the benefits under the KEESAs, or under any other agreement, would constitute an excess parachute payment for purposes of the tax code, the executive may receive the better, on an after-tax basis, of either a payment $1 less than the maximum amount they may receive without becoming subject to the 20% excise tax, or receive the fully calculated payment subject to applicable excise taxes for which they would be personally responsible. The potential payment and benefit amounts shown in the table above assume the executives receive the full payment under the KEESAs without giving effect to the cutback provision.
In consideration of the KEESA benefits, the executive agrees not to compete with us for a period of one year after the executive leaves us, and to keep in confidence any proprietary information or confidential information for a period of five years after the executive officer leaves us. Both of these conditions can be waived in writing by our CEO and Board of Directors, respectively.
Under the KEESAs, a “change in control” is deemed to have occurred if:
•any person (with certain exceptions set forth in the KEESAs) is or becomes the beneficial owner of securities representing 30% or more of our outstanding shares of common stock or combined voting power
•there is a change in a majority of our Board of Directors that is not approved by at least two-thirds of the existing directors
•our shareowners approve a merger, consolidation or share exchange with any other corporation (or the issuance of voting securities in connection with a merger, consolidation or share exchange) in which our shareowners control less than 50% of the combined voting power after the merger, consolidation or share exchange, or
•our shareowners approve a plan of complete liquidation or dissolution or an agreement for the sale or disposition by us of all or substantially all of our assets.
Under the KEESAs, the term “cause” generally means:
•engaging in intentional conduct that causes us demonstrable and serious financial injury
•conviction of a felony that substantially impairs the officer’s ability to perform duties or responsibilities, or
•continuing willful and unreasonable refusal by an officer to perform duties or responsibilities.
Under the KEESAs, the term “good reason” generally means:
•a material breach of the agreement by us
•a material diminution in the officer’s base compensation
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•a material diminution in the officer’s authority, duties or responsibilities, including a material diminution in the budget over which he or she retains authority, or
•a material diminution in the authority, duties or responsibilities of the supervisor to whom the officer is required to report, including a requirement that he or she report to a corporate officer or employee instead of reporting directly to the Board of Directors.
The executive must notify the Company of the existence of the good reason event within 90 days of such event, and the Company must be given a 30-day period to cure the event.
Long-Term Equity Award Agreements
The agreements under which we have awarded long-term equity grants to our executive officers prior to December 31, 2020 provide that:
•if the performance contingency under the award is satisfied and if the executive’s employment is terminated by reason of death, disability, or retirement after the end of the first performance year of the performance period, the executive will be entitled to the full value of the award earned at the end of the performance period
•if the performance contingency under the award is satisfied and if the executive’s employment is terminated by reason of death, disability, or retirement during the first year of the performance period, the executive will be entitled to a prorated value of the award, determined at the end of the performance period, based on the ratio of the number of months the executive was employed during the performance period to 12 months
•if the performance contingency under the award is satisfied and if the executive’s employment is terminated by reason of involuntary termination without cause, the executive will be entitled to the prorated value of the award, determined at the end of the performance period, based on the ratio of: (i) the number of months the executive was employed during the performance period to (ii) the total number of months in the performance period
•with respect to restricted stock units that vest based on continuous service: (i) if the executive’s employment is terminated by reason of death, disability, or retirement on or after the first anniversary of the vesting period’s start date, the executive will be entitled to the full value of the award, and if such termination is prior to the first anniversary of the vesting period’s start date, the executive will be entitled to a prorated value of the award, based on the ratio of the number of months the executive was employed during the period to 12 months, and (ii) if the executive’s employment is terminated by reason of involuntary termination without cause after the first anniversary of the grant date, the executive will be entitled to a prorated value of the award, based on the ratio of the number of months the executive was employed following the grant date to 36 months, in each case payable at the end of the vesting period, and
•if a change in control of our Company occurs, which is generally defined in the same manner as under the KEESAs, the executive will be entitled to receive, in a single lump sum following the end of the performance period, and subject to continuous employment (with exceptions for certain qualifying terminations), the cash value of the long-term equity awards as follows: (i) in the case of performance restricted stock units, at the value based on the Company’s stock price as of the date immediately preceding the change in control date multiplied by the number of target performance restricted stock units, (ii) in the case of performance shares, the value based on the Company’s performance as of the date immediately preceding the change in control date and (iii) in the case of restricted stock units, the value based on the Company’s stock price as of the date immediately preceding the change in control date (including, in each case, any accrued unearned dividend equivalents).
Retirement means the officer has reached age 55 and the officer’s age, in whole years, added to the number of whole years of the officer’s continuous employment with the Company, totals 65 or greater.
The tables above include the amounts attributable to the shares that would be received by our named executive officers valued at the closing price of our common stock on December 31, 2020, as provided for in the applicable award agreement, and assuming, in the case of a termination by reason of death, disability, involuntary termination without cause, or retirement, that any applicable performance contingency was satisfied at target.
Executive Severance Plan
We also maintain a general executive severance plan, which applies if an executive’s position is eliminated or significantly altered by us. The plan provides for a minimum level of severance pay equal to: (i) lump sum payment of one times the executive’s annual base salary, (ii) up to 18 months of COBRA coverage, or to the extent eligible, retiree medical coverage (six months of either are paid by us), (iii) outplacement services and/or tuition reimbursement of up to $10,000, and (iv) access to our employee assistance program. Eligibility for benefits under this plan is conditioned on the executive’s executing a severance agreement and release form. Severance packages of executive officers are approved by the Compensation and Personnel Committee.

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EXECUTIVE COMPENSATION
Pension Plans
The tables above do not include any amounts for the Alliant Energy Cash Balance Pension Plan or the Alliant Energy Excess Retirement Plan because these plans are impacted neither by the nature of the termination of employment nor whether there has been a change in control of the Company. The tables above also do not include any amounts for the DB SRP or DC SRP other than in the event of a termination after a change in control because those plans are not impacted by the nature of the termination of employment unless there has been a change in control of our Company, in which case the benefits under the DB SRP or DC SRP may be enhanced under the KEESAs as described above under Change in Control Agreements.
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ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Proposal Two—ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Securities Exchange Act of 1934, we ask shareowners to cast an advisory, non-binding vote to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and the accompanying compensation tables and narrative discussions contained in this Proxy Statement. While this vote is non-binding, we value the opinions of our shareowners and will consider the outcome of the vote when making future compensation decisions. The Board of Directors has adopted a policy to hold this advisory vote on the compensation of our named executive officers annually, with the next vote on the compensation of our named executive officers expected to occur at our 2022 Annual Meeting of Shareowners.
In considering your vote, we invite you to review the Compensation Discussion and Analysis beginning on page 24 of this Proxy Statement. As described in the Compensation Discussion and Analysis, we believe that our compensation programs effectively meet our objectives of rewarding strong performance, aligning the interests of executives and shareowners and maintaining our competitive positioning for top talent critical to our success.
Accordingly, the Board of Directors recommends that the shareowners vote, on an advisory, non-binding basis, in favor of the following resolution:
“RESOLVED, that the shareowners approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the compensation tables and related narrative discussion contained in this Proxy Statement.”
The votes cast FOR must exceed the votes cast AGAINST the proposal at the Annual Meeting (assuming a quorum is present) to approve the compensation of our named executive officers as disclosed in this Proxy Statement. For purposes of determining the vote required for this proposal, abstentions and broker non-votes will have no impact on the vote. This advisory vote on the compensation of our named executive officers is not binding on us, our Board of Directors or the Compensation and Personnel Committee. However, our Board of Directors and the Compensation and Personnel Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.

☑	The Board of Directors recommends a vote FOR approval, on an advisory, non-binding basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

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REPORT OF THE AUDIT COMMITTEE
REPORT OF THE AUDIT COMMITTEE
The Audit Committee of our Board of Directors at the time this report was approved was composed of three directors, each of whom is independent under the applicable SEC and Nasdaq Stock Exchange rules. The Committee operates under a written charter adopted by the Board of Directors.
Our management is responsible for establishing and maintaining adequate internal control over financial reporting. The independent registered public accounting firm is responsible for expressing opinions that our consolidated financial statements are presented fairly, in all material respects, and are in conformity with accounting principles generally accepted in the United States of America and on the effectiveness of our internal control over financial reporting based on the criteria established by the Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Committee discussed with the independent registered public accounting firm matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, SEC regulations (including Rule 2-07 of Regulation S-X) and listing exchange requirements.
Our independent registered public accounting firm has provided to the Committee the written communications required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Committee concerning independence. The Committee has discussed the independence of the independent registered public accounting firm with the firm.
Based on the Committee’s reviews and discussions with management, the internal auditor and the independent registered public accounting firm referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.
AUDIT COMMITTEE
Roger K. Newport (Chair)
Patrick E. Allen
Carol P. Sanders

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AUDIT FEES
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other permitted services performed by the independent registered public accounting firm. The policy provides for pre-approval by the committee of specifically defined audit and non-audit services after the committee is provided with the appropriate level of details regarding the specific services to be provided. The policy does not permit delegation of the committee’s authority to management. In the event the need for specific services arises between committee meetings, the committee has delegated to the Chair of the committee authority to approve permitted services provided that the Chair reports any decisions to the committee at its next scheduled meeting. In accordance with the policy, the committee pre-approved all audit, audit-related, tax and other permitted services performed by Deloitte & Touche LLP and its affiliates and related entities in 2020.
The fees that were billed to the Company by its independent registered public accounting firm for work performed on behalf of our Company and our subsidiaries for 2019 and 2020 were as follows:

Component	2019	2020
Audit Fees	$2,876,000	$2,488,000
Audit-Related Fees	$173,000	$93,000
Tax Fees	$107,000	$87,000
All Other Fees	$4,000	$6,000
Audit fees consisted of the fees billed for: (i) the audits of the consolidated financial statements of our Company and our subsidiaries included in our Form 10-K; (ii) the audit of the effectiveness of our internal controls over financial reporting; (iii) reviews of financial statements included in Form 10-Q filings; and (iv) services normally provided in connection with statutory and regulatory filings, such as financing transactions.
Audit-related fees consisted of the fees billed for services rendered related to employee benefits plan audits and other attest services.
Tax fees consisted of the fees billed for professional services rendered for tax compliance, tax advice and tax planning, including all services performed by the tax professional staff of affiliates of the independent registered public accounting firm, except those rendered in connection with the audit.
All other fees for 2019 and 2020 consisted of license fees for accounting research software products and, with respect to 2020, virtual seminars.
The Audit Committee does not consider the provision of non-audit services by the independent registered public accounting firm described above to be incompatible with maintaining the independence of the independent registered public accounting firm. The committee discussed with our internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluation of our internal controls and the overall quality of our financial reporting.

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RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP

Proposal Three—RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021
In accordance with its charter, the Audit Committee of the Board of Directors appointed the firm of Deloitte & Touche LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for 2021, as well as to report on the effectiveness of our internal controls over financial reporting as of December 31, 2021, and is requesting that its shareowners ratify such appointment.
Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement. Further information about the services of Deloitte & Touche LLP, including the fees paid in 2019 and 2020, is set forth under Fees Paid to Independent Registered Public Accounting Firm.
The votes cast FOR must exceed the votes cast AGAINST the proposal at the Annual Meeting (assuming a quorum is present) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021. For purposes of determining the vote required for this proposal, abstentions will have no impact on the vote. If the appointment is not ratified, the failure by the shareowners to ratify will be considered by the Audit Committee as an indication that it should consider selecting another independent registered public accounting firm for the following fiscal year. Even if the shareowners ratify the appointment, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it feels that such a change would be in the best interest of the Company.

☑	The Board of Directors recommends that shareowners vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021.

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SHAREOWNER PROPOSAL

Proposal Four—SHAREOWNER PROPOSAL REGARDING A REPORT ON THE COSTS AND BENEFITS OF ALLIANT ENERGY’S VOLUNTARY CLIMATE-RELATED ACTIVITIES

We expect the following shareowner proposal to be presented for consideration at the Annual Meeting by Steven Milloy, 12309 Briarbush Lane, Potomac, MD 20854, who beneficially owned 70 shares of our common stock as of December 21, 2020. The following proposal and supporting statement were submitted by Mr. Milloy:

Resolved: Shareholders request that, beginning in 2021, Alliant Energy annually publish a report of actually incurred corporate costs and associated actual and significant benefits accruing to shareholders and the climate from Alliant Energy’s global climate-related activities that are voluntary and exceed government regulatory requirements. The report should be prepared at reasonable cost and omit proprietary information.

Supporting Statement: Alliant Energy’s purpose is to generate profits from generating affordable and reliable electricity while obeying applicable laws and regulations. Maintaining coal plants is the least expensive option for generating electricity per the U.S. Department of Energy’s National Coal Council 2018 report, “Power Reset”. Yet Alliant Energy management intends to shutter its remaining coal plants, presumably in hopes of somehow altering global climate change.

This resolution is intended to help shareholders monitor whether Alliant Energy’s voluntary activities and expenditures touted as protecting the climate are actually producing meaningful benefits to shareholders and the global climate.

Corporate managements sometimes engage in “greenwashing” ⎯ i.e., spending shareholder money on schemes ostensibly environment-related, but really undertaken merely for the purpose of improving the public image of management. Such insincere “green” posturing and associated touting of alleged, but actually imaginary benefits to public health and the environment may harm shareholders by distracting management, wasting corporate assets, ripping off ratepayers and deceiving shareholders and the public.

For example, Alliant Energy intends eliminate carbon dioxide emissions to “net zero” by 2050. This action is not required by any federal or state, law or regulation.

In 2019, Alliant Energy-owned power plants emitted about 14.3 MILLION tons of CO2. But global manmade emissions of CO2 and equivalents amount to more than 59.1 BILLION tons. So Alliant Energy produces about 0.02% of global CO2 emissions – a trivial amount that, even if eliminated by 2050, will have no discernible impact on climate.

So, what are the actual benefits to ratepayers, shareholders and the climate of Alliant Energy meeting its announced emissions goal? By how much, in what way, when and at what cost will any of these activities reduce or alter climate change in any discernible manner?

The information requested by this proposal is not already contained in any Alliant Energy report.

Alliant Energy should report to shareholders what are the specific actual benefits produced by its voluntary, highly touted and costly global climate-related activities. Are the touted benefits real and worthwhile? Or are they just greenwashing for the benefit of management? Shareholders want to know.

Board of Directors Response

The Board of Directors opposes this shareowner proposal and recommends shareowners vote AGAINST it for the reasons set forth below.

Alliant Energy has numerous existing disclosures that address the costs and benefits of our investment strategy and environmental activities. Our utility subsidiaries file generation resource plans with our regulators seeking approval of the costs and benefits of new generating facilities. The generation resource plans provide detailed analysis of the costs and benefits of our future generation plans relative to alternative generation options and scenarios. In addition, we voluntarily provided integrated resource plans to our regulators to guide our long-term strategy to meet customers’ future energy needs. The integrated resource plans assessed future energy and capacity needs under a variety of possible future scenarios with varying economic and regulatory policy outlooks, evaluated potential performance of various energy supply resources and mixes under a range of future scenarios, and informed development of our Clean Energy Blueprints to satisfy energy and capacity needs safely, reliably, affordably and responsibly. The integrated plans were developed by considering studies, forecasts, regulatory requirements, historical data, existing and potential resource capability, costs associated with alternative portfolio solutions, regional energy resource characteristics and transmission-constraints.
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SHAREOWNER PROPOSAL
Energy supply alternatives were modeled using expected performance characteristics, projected operating and capital costs and simulations that assessed economic dispatch of various supply alternatives into our regional energy markets. The integrated resource plan process included a robust stakeholder engagement process to include a wide variety of participants, such as state consumer advocates, large industrial customers and environmental organizations. These analyses were discussed in our resource plans and then assessed and approved by our regulators following extensive comment periods to ensure that our customers are being provided affordable, reliable service. This process is a public process that may include either a hearing where the Company is subject to cross-examination regarding its resource plan proposals or public comment prior to regulatory action. We set our generation strategy based on these generation and resource plans and our carbon-related reductions goals are based on the expected results of the execution of our strategic planning.

Our 2020 Corporate Responsibility Report details our efforts to implement a strategy to affordably meet the energy needs of customers and recognize the importance of using resources in efficient and environmentally responsible ways. It outlines our Clean Energy Vision as well as other investments we make to reduce our environmental footprint and the expected benefits to our customers, shareowners and other key stakeholders. We detail our Clean Energy Blueprints to transition our generating resources in Wisconsin and Iowa in our Corporate Responsibility Report, in our SEC filings, and on our website. These disclosures include the amounts we are investing in renewable resources while working to keep customers’ bills affordable through renewable tax credits and avoided fuel costs. The Corporate Responsibility Report also details our planned investments to create a smarter energy grid to improve system performance, make our system more resilient and accommodate additional renewable energy.

The Proponent’s underlying assumptions regarding the need for a report are flawed. The Proposal implies that our carbon reduction initiatives are “voluntary.” However, many state and federal environmental laws and regulations have been put in place since 2005. These regulations required significant reductions in emissions and hazardous air pollutants, which have had the corollary effect of reducing greenhouse gas emissions. This includes the Cross-State Air Pollution Rule and the Mercury and Air Toxics Standards. State and federal policy regarding carbon emissions is expected to become more aggressive over time. Carbon dioxide emission reductions have occurred because lower-emitting natural gas and zero-emitting renewables are proving to be cost-effective options. Furthermore, the majority of our customers, including our residential and commercial customers, want clean energy. It is a wholly appropriate business decision — and one consistent with our investors’ interests — to provide our customers more of the resources they prefer. Finally, many of our investors, including our largest investors, view exposure to carbon resources as a business risk that needs to be effectively managed.

The Proponent further states that “Maintaining coal plants is the least expensive option for generating power. . .” and cites the U.S. Department of Energy’s National Coal Council 2018 report, “Power Reset” for that analysis. This report uses a national average of the cost of existing coal generation compared to other options that do not account for regional differences. When planning for our system and presenting integrated resource plans or certificate authority applications to our state regulatory commissions, we must use actual and expected costs of power plants that are located in the regions that serve our customers, whether coal, natural gas or renewable. Our service territories benefit from the geographic concentration of favorable renewable resources. Strong wind and high solar generation capacity factors lower the cost of these resources. This, coupled with renewable tax credits and avoided fuel costs, enables us to invest in more renewable generation and lower our emissions profile while keeping customer bills affordable and providing an investment opportunity for our shareowners. Through the resource planning or certificate approval process with state regulators, we develop comprehensive, cost-effective plans to transform our system, meet regulatory and legislative requirements, serve customers and advance our transition to clean energy.

Our renewable generation facilities are approved by our regulators based on cost and need. We are required to obtain approvals from our regulators prior to building new renewable generating facilities. The regulators subject each project to the processes outlined above and make their determination whether to approve the project based on a rigorous review that includes a cost-benefit analysis, a determination of need, and whether the specific generating resource is in the public interest. Our renewable generating facilities provide long-term savings for our customers by avoiding costs required to keep coal plants efficient, operational and compliant with regulations, and by avoiding future fuel costs. Based on this analysis, our regulators approved our renewable generating facilities based on cost and need.

Producing a specific, additional report would be contrary to investor interests, redundant and inefficient. Our Clean Energy Blueprints are the product of engagement with our customers, regulators, investors, and other stakeholders on a variety of issues. The majority of our stakeholders, including many of our residential and commercial customers, believe that it is important for Alliant Energy to play a role in reducing carbon emissions. Therefore, we are confident our strategy remains aligned with our customers and other stakeholders and that it is in investors’ best interests to remain aligned with such stakeholders.

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SHAREOWNER PROPOSAL
The Board does not believe it is in the best interests of shareowners for Alliant Energy to prepare a separate report on our global climate-related activities. We already disclose the actions, as well as the expected costs and benefits, associated with our resource planning and investment strategy in numerous public disclosures. We believe developing a separate report as requested in the proposal would be contrary to investor interests and an inefficient use of shareowner resources.

☑	The Board of Directors recommends that shareowners vote AGAINST this proposal.
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GENERAL INFORMATION

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
1.    Why am I receiving these materials?
Our Board of Directors is providing these proxy materials to you in connection with our Annual Meeting, which will take place on May 20, 2021. As a shareowner, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the proposals described in this Proxy Statement. In accordance with Securities and Exchange Commission rules, a notice containing instructions on how to access this proxy statement and our annual report online was mailed, starting on or about April 1, 2021, and we provided access to our materials online before that date to holders of our common stock on the close of business on the record date.
2.    How can I attend the Annual Meeting?
The 2021 Annual Meeting of Shareowners will be held exclusively online via live webcast. Shareowners of record as of the close of business on March 19, 2021, and persons holding valid proxies from shareowners of record, are entitled to participate in and submit questions in writing before and during the Annual Meeting by visiting www.virtualshareholdermeeting.com/LNT2021. To participate in the online Annual Meeting, you will need the 16-digit control number included on your proxy card. If you hold your shares through a broker, bank or other record holder, you may gain access to the meeting by logging into your brokerage firm’s website and selecting the stockholder communications mailbox to link through to the Annual Meeting. Instructions should also be provided on the voting instruction card provided by your broker, bank or other record holder.
The Annual Meeting will begin promptly at 9:00 a.m. CDT Online check-in will begin at 8:30 a.m. CDT Please allow ample time for the online check-in procedures.
An audio broadcast of the Annual Meeting will be available by telephone toll-free at (877) 328-2502. If you call the toll-free number, you will be able to listen to the Annual Meeting but will not be able to vote your shares or ask questions.
3.    How can I ask questions at the Annual Meeting?
If you wish to submit a question prior to the Annual Meeting, you may do so prior to the meeting by logging into www.proxyvote.com and entering your 16-digit control number. Once past the log-in screen, click on Question for Management, type in your question, and click Submit. Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/LNT2021, type your question into the Ask a Question field, and click Submit.
Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions relating to employee or retiree benefits, which further personal interests that may not be of interest to all shareowners or are rude or derogatory are not pertinent to meeting matters and therefore will not be answered. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at the Investors tab of our website at www.alliantenergy.com/investors.
4.    Why are you holding the Annual Meeting online?
This is our fourth year holding a virtual-only Annual Meeting. We believe that a virtual Annual Meeting facilitates greater participation by providing easy access to the meeting and allowing shareowners to participate from any location around the world. All of our shareowners will be able to participate in the Annual Meeting online without prohibitive cost or inconvenience and without other logistical issues raised by the COVID-19 pandemic. All shareowners can submit questions in writing as provided in Question 3. A replay of the meeting will be available for one year at that website and on the Investors tab of our website at www.alliantenergy.com/investors.
5.    What if I have difficulties accessing the pre-meeting forum or locating my 16-digit control number prior to the day of the Annual Meeting?
Prior to the day of the Annual Meeting, if you need assistance with your 16-digit control number and you hold your shares in your own name, please call toll-free (800) 353-1089 in the United States. If you hold your shares in the name of a bank or brokerage firm, you will need to contact your bank or brokerage firm for assistance with your 16-digit control number.

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GENERAL INFORMATION
6.    What if I have technical difficulties or trouble accessing the webcast of the Annual Meeting?
If you encounter any difficulties accessing the webcast of the Annual Meeting during the check-in or during the Annual Meeting itself, including any difficulties with your 16-digit control number, please call toll-free (844) 976-0738 in the United States, or (303) 562-9301 if calling from outside the United States, for assistance. Technicians will be ready to assist you beginning at 8:30 a.m. CDT
7.    Who is entitled to vote at the Annual Meeting?
Only shareowners of record at the close of business on March 19, 2021 are entitled to vote at the Annual Meeting. As of the record date, 250,130,145 shares of our common stock were issued and outstanding. Each shareowner is entitled to one vote for each share of our common stock held on the record date.
8.    What items will be voted on in the Annual Meeting?
You may vote on the following proposals:
•To elect the three nominees named in this Proxy Statement as directors of the Company for terms expiring at the 2024 Annual Meeting of Shareowners
•To approve, on an advisory, non-binding basis, the compensation of our named executive officers
•To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021
•Shareowner proposal regarding a report on the costs and benefits of Alliant Energy’s voluntary climate-related activities
9.    How does the Board of Directors recommend I vote?
The Board of Directors recommends you vote FOR each of the listed director nominees; FOR approval of the compensation of our named executive officers; FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021; and AGAINST the shareowner proposal regarding a report on the costs and benefits of Alliant Energy’s voluntary climate-related activities.
10.    How do I vote?
You may vote your shares by proxy or online during the Annual Meeting. Your Board of Directors recommends you vote by proxy even if you plan to participate in the Annual Meeting. You may vote in one of four ways:
Online Prior to the Annual Meeting: You may vote by proxy online. Go to www.proxyvote.com and follow the instructions found on your proxy card.
Online During the Annual Meeting: You may vote online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/LNT2021 and following the instructions found on your proxy card.
By Telephone: You may vote by proxy by calling the toll-free number found on the proxy card.
By Mail: You may vote by proxy by filling out the proxy card and mailing it back in the envelope provided.
If you return your signed proxy card but do not mark the boxes to indicate how you wish to vote on one or more of the four proposals, your shares will be voted FOR each of the listed director nominees; FOR approval of the compensation of our named executive officers; FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021; and AGAINST the shareowner proposal regarding a report on the costs and benefits of Alliant Energy’s voluntary climate-related activities. If your proxy card is not signed, your votes will not be counted.
If your shares are held by a broker, bank or other record holder, you may direct the record holder to vote your proxies as provided on the notice received from the record holder. If you do not provide your broker, bank or other record holder with specific and timely voting instructions, your shares will not be voted except on Proposal Three — Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2021.
Alliant Energy is incorporated under Wisconsin law, which specifically permits electronically transmitted proxies, provided that it can be determined that the transmission was sent or authorized by the shareowner. The electronic voting procedures are designed to authenticate each shareowner by use of a control number and to confirm that the shareowner instructions are properly recorded.
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GENERAL INFORMATION
11.    Can I change my vote?
Yes, you have the right to revoke your proxy at any time before the Annual Meeting by: (a) providing written notice to our Corporate Secretary at 4902 North Biltmore Lane, Madison, Wisconsin 53718; or (b) appointing a new proxy prior to the start of the Annual Meeting.
Additionally, if you attend the Annual Meeting virtually and wish to vote online during the Annual Meeting, you may revoke your proxy by voting online at that time as described above. Attendance at the Annual Meeting will not, by itself, cause your previously appointed proxy to be revoked.
If your shares are held by a bank, broker or other record holder on your behalf, you may submit voting instructions in accordance with the process provided by such record holder.
12.    What shares are included on the proxy card(s)?
Your proxy card(s) covers all of your shares of our common stock, including any shares held in your account under our Shareowner Direct Plan and the Alliant Energy Corporation 401(k) Savings Plan.
13.    How are shares voted that are held for employees in the Alliant Energy Corporation 401(k) Savings Plan?
Shares held in the Alliant Energy Corporation 401(k) Savings Plan will be included on the proxy card that covers all of your shares of our common stock and can be voted as described in Question 10. You will not receive a separate proxy card for these shares.
14.    How does the proxy voting process work?
Only if the proxy is voted as described above in Question 10 will the proxy be voted in accordance with your instructions. If a proxy is given, the persons named in the proxy will have authority to vote in accordance with their best judgment on any other matter that is properly presented for action at the meeting.
15.    What is the required vote for each proposal, assuming a quorum has been met?
A quorum is met if at least a majority of the shares of our common stock entitled to vote is represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes count as present for establishing a quorum. If you have returned valid proxy instructions or vote during the meeting, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from any matter introduced at the Annual Meeting.
Assuming a quorum is present at the Annual Meeting, the required vote for each proposal is as follows:
•    Election of Directors — Directors will be elected by a plurality of the votes cast at the Annual Meeting. See Question 20 “What happens if a director nominee does not receive a majority of votes cast?” for information concerning our director resignation policy. Shares not voted at the Annual Meeting (including broker non-votes) will not be counted as votes cast. The proxies solicited may be voted for a substitute nominee or nominees if any of the nominees are either unable to serve or for good reason will not serve — a contingency the Board of Directors does not currently anticipate.
•    Advisory Vote on Compensation of Our Named Executive Officers — Approval of the advisory vote on executive compensation requires that the votes cast FOR the proposal exceed the votes cast AGAINST the proposal at the Annual Meeting. Abstentions and broker non-votes will have no impact on the vote.
•    Ratification of Appointment of Independent Registered Public Accounting Firm — Approval of the ratification of the appointment of our independent registered public accounting firm requires that the votes cast FOR the proposal exceed the votes cast AGAINST the proposal at the Annual Meeting. Abstentions will have no impact on the vote, and there will be no broker non-votes with respect to the proposal because brokers may exercise their discretion to vote for or against the proposal in the absence of instruction from the beneficial owners.
•    Shareowner Proposal — Approval of the shareowner proposal regarding a report on the costs and benefits of Alliant Energy’s voluntary climate-related activities requires that the votes cast FOR the proposal exceed the votes cast AGAINST the proposal at the Annual Meeting. Abstentions and broker non-votes will have no impact on the vote.
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GENERAL INFORMATION
16.    Is there any other business to be conducted?
Our Board of Directors does not know of any business to be considered at the Annual Meeting other than the four proposals set forth in this Proxy Statement and listed in Question 8 above.
17.    Who tabulates the votes?
The inspector of election appointed for the Annual Meeting will separately tabulate affirmative and negative votes (or “withheld” votes in the case of the election of directors), abstentions and broker non-votes.
18.    Is there a list of shareowners entitled to vote at the Annual Meeting?
A list of the names of shareowners of record entitled to vote at the Annual Meeting will be available during the entire time of the Annual Meeting on the virtual annual meeting website. This list will also be available for inspection at our Madison, Wisconsin, headquarters. If you would like to view this shareowner list, please contact us in writing.
19.    Where and when will I be able to find the results of the voting?
The preliminary results of the voting will be announced during the Annual Meeting, or you may call us for the results at (800) 353-1089. We will also file the final voting results on a Current Report on Form 8-K with the SEC within four business days following the Annual Meeting.
20.    What happens if a director nominee does not receive a majority of votes cast?
Pursuant to our Corporate Governance Guidelines, if any nominee for director in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected) receives more WITHHELD votes than FOR votes, the director nominee is required to offer his or her resignation to the Chair of the Board of Directors following certification of the shareowner vote. The Nominating and Governance Committee shall consider such resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board shall act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation and all other factors deemed relevant, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation within 90 days from the date of final certification of the shareowner vote. The director who has tendered a resignation pursuant to this provision shall not participate in the Nominating and Governance Committee’s or the Board’s deliberations or decision with respect to the tendered resignation. Full details of our majority voting policy are set forth on our website at www.alliantenergy.com/investors under the Corporate Governance link.
21.    What does it mean if I get more than one proxy card?
If your shares are registered differently and are in more than one account, then you will receive more than one proxy card. Be sure to vote all of your accounts to ensure that all of your shares are voted. When possible, we encourage you to have all accounts registered in the same name and address. You can do this by contacting EQ Shareowner Services at the address below:
EQ Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120
or
P. O. Box 64854
St. Paul, MN 55164-0854
(800) 356-5343
www.shareowneronline.com
22.    Are the 2020 Annual Report and these proxy materials available online?
Yes. As required by the SEC, our Proxy Statement and Annual Report are available to our shareowners electronically via the internet. You can access these materials at www.alliantenergy.com/eproxy.
23.    How can I access future proxy materials and Annual Reports online?
If you are a shareowner of record, you can consent to access our future notices of shareowner meetings, proxy materials and Annual Reports electronically through our website.
Selecting electronic access allows us to save on the cost of producing and mailing these materials. If shareowners want to consent to electronic access, they should simply mark the appropriate box on a proxy card or follow the instructions provided when voting online or by telephone. If you consent to access these materials online, you will
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GENERAL INFORMATION
receive a proxy card in the mail next year with instructions containing the internet address to access those materials rather than receiving those proxy materials and the Annual Report by mail. Your consent will remain in effect unless it is revoked by writing to EQ Shareowner Services at the shareowner information address shown in Question 21 above.
If you consent to electronic access, then you will be responsible for your routine charges (e.g., online fees) in connection with electronic viewing and printing of proxy materials and Annual Reports. We will continue to distribute printed materials to shareowners who do not consent to access these materials electronically.
If your shares are held by a bank, broker or other record holder on your behalf, please refer to the information provided by such record holder for instructions on how to elect to view future proxy statements and Annual Reports over the Internet.
24.    Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials online. Accordingly, certain shareowners of record received a notice of internet availability of proxy materials. All such shareowners have the ability to access the proxy materials online on the website referred to in the notice, as described in the instructions on the notice. If you prefer to receive your proxy materials in printed form by mail or electronically by email on an ongoing basis, follow the instructions on the notice to make your request. We encourage shareowners to take advantage of the availability to access the proxy materials online to help reduce the cost and environmental impact of the circulation of proxy materials.
25.    When are shareowner proposals for the 2022 Annual Meeting due?
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (Rule 14a-8), all shareowner proposals to be considered for inclusion in our Proxy Statement for the 2022 Annual Meeting must be received at our principal office by December 2, 2021. In addition, any shareowner who intends to present a proposal, including director nominations, at the 2022 Annual Meeting must comply with the requirements set forth in our Bylaws. Our Bylaws state, among other things, that to bring business before an Annual Meeting, a shareowner must give written notice that complies with the Bylaws to our Corporate Secretary not later than 45 days in advance of the first anniversary of the date we mailed our Proxy Statement to shareowners for the prior year’s Annual Meeting. Accordingly, we must receive notice of a shareowner’s proposal submitted other than pursuant to Rule 14a-8, including director nominations, no later than February 15, 2022. If the notice is received after February 15, 2022, then the notice will be considered untimely, and we are not required to present such proposal or director nomination at the 2022 Annual Meeting. The persons named in the proxies solicited by the Board of Directors for the 2022 Annual Meeting will use their discretion to vote proxies in certain cases if the shareowner does not comply with this deadline and in certain other cases notwithstanding the shareowner’s compliance with these deadlines.
26.    Who is our independent registered public accounting firm and how is it appointed?
Deloitte & Touche LLP audited our financial statements for 2020. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will be given the opportunity to make a statement and to be available to respond to appropriate questions. The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for 2021 and is recommending the appointment for ratification by shareowners.
27.    Who will bear the cost of soliciting proxies for the Annual Meeting and how will these proxies be solicited?
We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our officers and employees, who will not receive any additional compensation for these solicitation activities. We will pay banks, brokers, nominees and other fiduciaries reasonable charges and expenses incurred in forwarding the proxy materials to their principals. We have retained Innisfree to aid in the solicitation of proxies at an estimated cost of $15,000, plus reimbursable out-of-pocket expenses.
28.    If more than one shareowner lives in my household, how can I obtain an extra copy of the Proxy Statement and the 2020 Annual Report?
Pursuant to SEC rules, services that deliver our communications to shareowners who hold their shares through a bank, broker or other holder of record may deliver to multiple shareowners sharing the same address a single copy of our Annual Report and Proxy Statement. Upon written or oral request, we will mail an additional copy of the Proxy Statement and the 2020 Annual Report to any shareowner at a shared address to which a single copy of the document was previously delivered, and we will continue to do so in the future, if requested. You may call us at (800)
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GENERAL INFORMATION
353-1089 or write to the address below to request a copy of our 2020 Annual Report on Form 10-K. You may also access these materials at www.alliantenergy.com/eproxy. In addition, shareowners who receive multiple copies of our Annual Report and Proxy Statement may request delivery of single copies by contacting us in the manner provided above.

We will furnish to any shareowner, without charge, a copy of our 2020 Annual Report on Form 10-K. To request a copy, write to Alliant Energy Shareowner Services at 4902 North Biltmore Lane, P.O. Box 14720, Madison, Wisconsin 53708-0720 or via email at shareownerservices@alliantenergy.com.
ALLIANT ENERGY | 2021 Proxy Statement | 72

© 2021 Alliant Energy 7859618 71-1433 3/21 JS

Powering Beyond

Alliant Energy

SHAREOWNER SERVICES
P.O. BOX 14720
MADISON, WI 53708-0720

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 10:59 p.m. Central Time on May 19, 2021 for shares held directly and by 10:59 p.m. Central Time on May 17, 2021 for shares held in the 401(k) Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LNT2021**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 10:59 p.m. Central Time on May 19, 2021 for shares held directly and by 10:59 p.m. Central Time on May 17, 2021 for shares held in the 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by 10:59 p.m. Central Time on May 19, 2021 for shares held directly and by 10:59 p.m. Central Time on May 17, 2021 for shares held in the 401(k) Plan.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D36363-P50192 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALLIANT ENERGY CORPORATION

The Board of Directors recommends a vote "FOR" all nominees listed in Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3, and "AGAINST" Proposal 4.

	For All	Withhold All	For All Except
1. Election of Directors:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees for terms ending in 2024:

01) Roger K. Newport
02) Dean C. Oestreich
03) Carol P. Sanders

This proxy, when properly executed, will be voted in the manner directed herein by the shareowner. **If no direction is made, then the proxy will be voted "FOR" all nominees listed in Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3, and "AGAINST" Proposal 4, and in the discretion of the proxies upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.**

Please sign exactly as your name(s) appear(s) on this Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this Proxy.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D36364-P50192

ALLIANT ENERGY CORPORATION
2021 Annual Meeting of Shareowners
May 20, 2021 at 9:00 a.m. (Central Daylight Time)
This proxy is solicited on behalf of the Board of Directors of Alliant Energy Corporation.

The undersigned appoints John O. Larsen and James H. Gallegos, or either of them, attorneys and proxies with the power of substitution to vote all shares of stock of Alliant Energy Corporation (the "Company"), held of record in the name of the undersigned (including any shares held or credited to the undersigned's account under the Company's Shareowner Direct Plan and the Alliant Energy Corporation 401(k) Savings Plan) at the close of business on March 19, 2021, at the Annual Meeting of Shareowners of the Company to be held as a virtual-only meeting, at 9:00 a.m., and at all adjournments thereof, upon all matters that properly come before the meeting, including the matters described in the Company's Notice of Annual Meeting of Shareowners dated April 1, 2021 and accompanying proxy statement, subject to any directions indicated on the reverse side of this card. This proxy also serves as a voting instruction card to the trustee, Great-West Trust Co. LLC, for shares, if any, held in the trust for the Alliant Energy Corporation 401(k) Savings Plan.

Please note there will be no physical location for the meeting. To attend the meeting live via the Internet, please go to *www.virtualshareholdermeeting.com/LNT2021* and have your 16-digit control number available to login. If you would like to listen to the audio of the meeting, please call 1-877-328-2502 and have your 16-digit control number available when requested.

Continued and to be signed on reverse side